PROSPECTUS SUPPLEMENT DATED MARCH 22, 2001
(TO PROSPECTUS DATED DECEMBER 21, 2000)

                                  $650,000,000
                           GMAC MORTGAGE CORPORATION
                              SELLER AND SERVICER
                     GMACM HOME EQUITY LOAN TRUST 2001-HE1
                                     ISSUER
                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR
              GMACM HOME EQUITY LOAN-BACKED NOTES, SERIES 2001-HE1

THE TRUST

   o will issue eight classes of notes and four classes of certificates. Only the eight classes of notes are offered by this prospectus supplement and the accompanying prospectus.

   o will make payments on the notes and the certificates primarily from collections on two groups of residential mortgage loans consisting of closed-end, fixed-rate, primarily second lien home equity loans.

THE NOTES

      will consist of the following eight classes:

CLASS     BALANCE      DESIGNATIONS  NOTE RATE
-----     -------      ------------  ---------
A-I     $500,000,000      Senior         6.17%
A-II-1  $ 49,408,000      Senior      Variable
A-II-2  $ 24,713,000      Senior         5.37%
A-II-3  $ 24,132,000      Senior         5.70%
A-II-4  $ 27,166,000      Senior         6.20%
A-II-5  $  9,210,000      Senior         6.78%
A-II-6  $ 15,371,000      Senior         6.15%
A-IO    $          0      Senior         8.00%

   o     currently have no trading market.

   o are not deposits and are not insured or guaranteed by any governmental agency.

CREDIT ENHANCEMENT WILL CONSIST OF:

   o     Excess interest, to the extent described in this prospectus supplement;

   o Overcollateralization, to the extent described in this prospectus supplement; and

   o An irrevocable and unconditional financial guaranty insurance policy issued by MBIA Insurance Corporation, which will protect holders of the notes against certain shortfalls in amounts due to be distributed at the times and to the extent described in this prospectus supplement.

                                   [MBIA Logo]

 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 IN THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

BEAR, STEARNS & CO. INC.
                        FIRST UNION SECURITIES, INC.
                                                GREENWICH CAPITAL MARKETS, INC.
                                                                 UBS WARBURG LLC




        Important Notice About Information in this Prospectus Supplement and the Accompanying Prospectus

      We tell you about the notes in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your notes; and

      o this prospectus supplement, which describes the specific terms of your notes and may be different from the information in the prospectus.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents on the following page provides the pages on which these captions can be found.

      If you require additional information, the mailing address of the principal executive office of the depositor is Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, and its telephone number is (952) 832-7000. For other means of acquiring additional information about the depositor or the notes, see "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in the attached prospectus.


                                      S-2





                                TABLE OF CONTENTS

                                                                         Page S-

Summary ...................................................................    4
Risk Factors ..............................................................   14
Introduction ..............................................................   21
Description of the Mortgage Loans .........................................   21
         General ..........................................................   21
         Initial Mortgage Loans ...........................................   22
         Loan Terms of the Initial Mortgage Loans .........................   24
         Initial Mortgage Loan Characteristics ............................   24
         Conveyance of Subsequent Mortgage Loans ..........................   34
         The Pre-Funding Account ..........................................   35
         Underwriting Standards ...........................................   35
The Sellers and Servicer ..................................................   38
         General ..........................................................   38
         Delinquency and Loss Experience of the Servicer's Portfolio ......   38
         Servicing and Other Compensation and Payment of Expenses .........   40
The Issuer ................................................................   40
The Owner Trustee .........................................................   40
The Indenture Trustee .....................................................   41
The Enhancer ..............................................................   41
         The Enhancer .....................................................   41
         Financial Information About the Enhancer .........................   42
         Where You Can Obtain Additional Information About the Enhancer ...   43
         Financial Strength Ratings of the Enhancer .......................   43
Description of the Securities .............................................   44
         General ..........................................................   44
         Book-Entry Notes .................................................   44
         Payments on the Notes ............................................   47
         Interest Payments on the Notes ...................................   47
         Capitalized Interest Account .....................................   47
         Principal Payments on the Notes ..................................   48
         Allocation of Payments on the Mortgage Loans .....................   48
         Overcollateralization ............................................   50
         The Paying Agent .................................................   50
         Maturity and Optional Redemption .................................   50
         Glossary of Terms ................................................   51
Description of the Policy .................................................   59
Yield and Prepayment Considerations .......................................   61
The Agreements ............................................................   75
         The Purchase Agreement ...........................................   75
         The Servicing Agreement ..........................................   77
         The Trust Agreement and the Indenture ............................   82
Use of Proceeds ...........................................................   87
Certain Legal Aspects of the Mortgage Loans ...............................   87
Material Federal Income Tax Considerations ................................   88
State and Other Tax Consequences ..........................................   89
ERISA Considerations ......................................................   90
Legal Investment ..........................................................   90
Underwriting ..............................................................   90
Experts ...................................................................   91
Legal Matters .............................................................   92
Ratings ...................................................................   92
Appendix A - Form of Policy ...............................................  A-1

                                      S-3





--------------------------------------------------------------------------------

                                     Summary

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer or Trust............................. The GMACM Home Equity Loan Trust
                                             2001-HE1.

Title of the offered securities............. GMACM Home Equity Loan-Backed
                                             Notes, Series 2001-HE1.

Certificates................................ GMACM Home Equity Loan-Backed
                                             Certificates, Series 2001-HE1. The
                                             certificates are not offered by
                                             this prospectus supplement.

Depositor................................... Residential Asset Mortgage
                                             Products, Inc.

                                             For more information on the
                                             depositor, we refer you to "The
                                             Depositor" in the accompanying
                                             prospectus.

Seller and Servicer......................... GMAC Mortgage Corporation, or
                                             GMACM, a Pennsylvania corporation,
                                             is the originator of substantially
                                             all of the mortgage loans. GMACM
                                             will be the seller of some of the
                                             initial mortgage loans and some of
                                             the subsequent mortgage loans. The
                                             remainder of the initial mortgage
                                             loans and the subsequent mortgage
                                             loans will be sold to the
                                             depositor by a trust established
                                             by an affiliate of GMACM, which in
                                             turn acquired the mortgage loans
                                             from GMACM. GMACM will also be the
                                             servicer of the mortgage loans.
                                             The servicer will be obligated to
                                             service the mortgage loans
                                             pursuant to the servicing
                                             agreement to be dated as of the
                                             closing date, among the servicer,
                                             the issuer and the indenture
                                             trustee.

                                             We refer you to "The
                                             Agreements--The Servicing
                                             Agreement" and "The Sellers and
                                             Servicer--General" in this
                                             prospectus supplement for further
                                             information on the seller and
                                             servicer.

Owner Trustee............................... Wilmington Trust Company.

                                             We refer you to "The Owner Trustee"
                                             in this prospectus supplement for
                                             further information on the owner
                                             trustee.

Indenture Trustee........................... Wells Fargo Bank Minnesota, N.A.

                                             We refer you to "The Indenture
                                             Trustee" in this prospectus
                                             supplement for further information
                                             on the indenture trustee.

Closing Date................................ On or about March 29, 2001.



                                      S-4





Cut-Off Date ............................... March 1, 2001.

Payment Date ............................... The 25th day of each month, or, if that day is not a business day,
                                             the next business day, beginning
                                             on April 25, 2001.

Scheduled final payment date................ December 25, 2031. The actual final payment date could be
                                             substantially earlier.

Form of securities ......................... Book-entry.

                                             See "Description of the
                                             Securities--Book-Entry Notes" in
                                             this prospectus supplement.

Minimum denominations....................... The Class A-I notes and the Class
                                             A-II notes: $250,000 and integral
                                             multiples of $1,000 in excess of
                                             that amount.

                                             The Class A-IO notes: $1,000,000
                                             notional amount and integral
                                             multiples of $1,000,000 in excess
                                             of that amount.

The Enhancer................................ MBIA Insurance Corporation.

                                             We refer you to "The Enhancer" in
                                             this prospectus supplement for
                                             further information.

Legal Investment............................ The notes will not be "mortgage related securities" for purposes
                                             of the SMMEA.

                                             See "Legal Investment" in this
                                             prospectus supplement and "Legal
                                             Investment Matters" in the
                                             prospectus.


                                      S-5





--------------------------------------------------------------------------------

                                      Notes

---------------------------------------------------------------------------------------------------------------
                                                 Initial Rating
               Note           Initial            (Moody's/S&P/
  Class        Rate         Note Balance             Fitch)            Final Payment Date         Designations
---------------------------------------------------------------------------------------------------------------
   A-I         6.17%        $500,000,000          Aaa/AAA/AAA           December 25, 2031            Senior/
                                                                                                   Fixed Rate

  A-II-1     Variable       $49,408,000           Aaa/AAA/AAA           November 25, 2012            Senior/
                                                                                                  Variable Rate

  A-II-2       5.37%        $24,713,000           Aaa/AAA/AAA            April 25, 2016              Senior/
                                                                                                   Fixed Rate

  A-II-3       5.70%        $24,132,000           Aaa/AAA/AAA            March 25, 2021              Senior/
                                                                                                   Fixed Rate

  A-II-4       6.20%        $27,166,000           Aaa/AAA/AAA             July 25, 2025              Senior/
                                                                                                   Fixed Rate

  A-II-5       6.78%         $9,210,000           Aaa/AAA/AAA           December 25, 2031            Senior/
                                                                                                   Fixed Rate


  A-II-6       6.15%        $15,371,000           Aaa/AAA/AAA           December 25, 2030            Senior/
                                                                                                    Lockout/
                                                                                                   Fixed Rate

   A-IO        8.00%                 $0           Aaa/AAA/AAA          September 25, 2003        Senior/Interest
                                                                                                      Only
Total Notes               $650,000,000
---------------------------------------------------------------------------------------------------------------

Other Information:

o Due to losses and prepayments on the mortgage loans in each loan group, the actual final payment date on each class of notes may occur substantially earlier or, except for the Class A-I notes and the Class A-II-5 notes, later than the dates listed above.

Class A-II-1 Notes

o On any payment date, the note rate for the Class A-II-1 notes will be equal to the least of:

      (1) LIBOR plus a margin of 0.12% per annum;

      (2) 10.00% per annum; and

      (3) the weighted average net loan rate cap described below.

--------------------------------------------------------------------------------


                                      S-6





--------------------------------------------------------------------------------

Class A-I notes, Class A-II-4 notes, Class A-II-5 notes and Class A-II-6 notes

o The note rate on the Class A-I notes, the Class A-II-4 notes, the Class A-II-5 notes and the Class A-II-6 notes will increase by 0.50% per annum, beginning with the first interest period for such classes commencing after the payment date on which the clean-up call may first be exercised for the notes.

Class A-IO notes

o The note rate for the Class A-IO notes will be 8.00% per annum for the April 2001 through September 2003 payment dates. The Class A-IO notes will only be entitled to interest payments for the first 30 payment dates.

o The Class A-IO notes do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount generally equal to the lesser of $65,000,000 and the outstanding principal balance of the mortgage loans.

Class A-I notes, Class A-II-1 notes, Class A-II-5 notes and Class A-II-6 notes

o The note rate for the Class A-I notes, the Class A-II-1 notes, the Class A-II-5 notes and the Class A-II-6 notes are subject to a cap equal to the weighted average of the net loan rates on the mortgage loans in the related loan group, adjusted for the interest payable on the Class A-IO notes. Any interest shortfalls that are caused by the application of this rate cap will be paid from excess cash flow, if available, as described in this prospectus supplement. The financial guaranty insurance policy does not cover any such interest shortfalls.

--------------------------------------------------------------------------------


                                      S-7





--------------------------------------------------------------------------------

The Trust

The depositor will establish the GMACM Home Equity Loan Trust 2001-HE1, a Delaware business trust, to issue the notes. The assets of the trust will include the mortgage loans and related assets. In addition to the mortgage loans conveyed to the trust on the closing date, the property of the trust will include cash on deposit in certain accounts, including the pre-funding account, and other collections on the mortgage loans. The trust will also include a financial guaranty insurance policy provided by MBIA Insurance Corporation, which will guaranty certain payments on the notes.

Payments of interest and principal on the notes will be made only from payments received in connection with the mortgage loans and the financial guaranty insurance policy, or the policy, to the extent described herein.

The Mortgage Pool

Unless we indicate otherwise, the statistical information we present in this prospectus supplement is approximate and reflects the initial pool of mortgage loans as of the cut-off date. The initial pool of mortgage loans will consist of closed-end, fixed rate, home equity loans expected to have an aggregate outstanding principal balance as of the cut-off date of $505,611,632.74.

Approximately 94.89% of the initial mortgage loans (by aggregate principal balance as of the cut-off date) are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. The initial mortgage loans provide for substantially equal payments in an amount sufficient to amortize the principal balance of the mortgage loans over their terms.

Mortgage Loan Groups

The mortgage loans deposited into the trust will consist of two groups, loan group I and loan group II.

o Loan group I will include mortgage loans that have an aggregate outstanding principal balance as of the cut-off date of $376,646,842.29. As to each mortgage loan in loan group I secured by a first lien on the related property, the original principal balance was generally no more than $275,000 for single-family properties, $351,950 for two-family properties, $425,400 for three-family properties and $528,700 for four-family properties. As to each mortgage loan in loan group I secured by a second lien on the related property, (1) the original principal balance was generally no more than $137,500 for single-family properties and $175,975 for two-family properties, and (2) the sum of the original principal balance of the second lien loan and the outstanding principal balance of the related senior lien loan was generally no more than $275,000 for single-family properties, $351,950 for two-family properties, $425,400 for three-family properties and $528,700 for four-family properties.

o Loan group II will include mortgage loans that have an aggregate outstanding balance as of the cut-off date of $128,964,790.45. Loan group II will include a combination of mortgage loans that meet the restrictions applicable to loan group I and mortgage loans that do not meet the restrictions.

--------------------------------------------------------------------------------


                                      S-8





--------------------------------------------------------------------------------

As of the cut-off date, the mortgage loans included in loan group I had the following characteristics:

Number of loans                                         12,578

Aggregate principal balance                             $376,646,842.29

Average principal balance                               $29,944.89

Range of principal balances                             $2,127.56 to $134,860.90

Weighted average interest rate                          10.244%

Range of interest rates                                 5.990% to 14.175%

Weighted average original term                          215 months

Weighted average remaining term                         214 months

As of the cut-off date, the mortgage loans included in loan group II had the following characteristics:

Number of loans                                         2,605

Aggregate principal balance                             $128,964,790.45

Average principal balance                               $49,506.64

Range of principal balances                             $6,959.62 to $299,516.84

Weighted average interest rate                          10.124%

Range of interest rates                                 5.990% to 14.475%

Weighted average original term                          249 months

Weighted average remaining term                         248 months

Payments on the Class A-I notes will be based primarily on amounts collected or received in respect of the mortgage loans in loan group I, while payments on the Class A-II-1 notes, the Class A-II-2 notes, the Class A-II-3 notes, the Class A-II-4 notes, the Class A-II-5 notes and the Class A-II-6 notes will be based primarily on amounts collected or received in respect of the mortgage loans in loan group II. Payments on the Class A-IO notes will be based on amounts collected or received in respect of the mortgage loans in both loan groups.

See "Description of the Mortgage Loans" in this prospectus supplement.

--------------------------------------------------------------------------------


                                      S-9





--------------------------------------------------------------------------------

The Certificates

The trust will also issue four classes of GMACM Home Equity Loan-Backed Certificates, Series 2001-HE1, which will not be offered by this prospectus supplement. The certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interests in the trust. Three classes of the certificates, the Class R-I certificates, the Class R-II certificates and the Class R-III certificates, will constitute the residual interest in the related REMIC.

Pre-Funding Account

On the closing date, approximately $144,388,367.26 will be deposited into an account designated the "pre-funding account." This amount will come from the proceeds of the sale of the notes. During the pre-funding period as described in this prospectus supplement, funds on deposit in the pre-funding account will be used by the issuer to buy mortgage loans from the sellers from time to time. $123,353,157.71 will be allocated to purchasing mortgage loans in loan group I and $21,035,209.55 will be allocated to purchasing mortgage loans in loan group II.

The pre-funding period will be the period from the closing date to the earliest of:

o the date on which the amount on deposit in the pre-funding account is less than $50,000;

o     June 27, 2001; or

o     the occurrence of a servicing default under the servicing agreement.

The mortgage loans sold to the trust after the closing date will conform to certain specified characteristics.

Amounts on deposit in the pre-funding account will be invested in permitted investments as specified in the servicing agreement. Any amount remaining in the pre-funding account at the end of the pre-funding period will be used to make principal payments on the notes, other than the Class A-IO notes.

We refer you to "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account" in this prospectus supplement for further information.

Capitalized Interest Account

On the closing date, if required by the enhancer, part of the proceeds of the sale of the notes will be deposited into an account designated the "capitalized interest account," which will be held by the indenture trustee. Amounts on deposit in the capitalized interest account will be withdrawn on each payment date during the pre-funding period to cover any shortfall in interest payments on the notes due to the pre-funding feature during the pre-funding period. Any amounts remaining in the capitalized interest account at the end of the pre-funding period will be paid to GMACM.

We refer you to "Description of the Securities--Capitalized Interest Account" in this prospectus supplement for further information.

Payments on the Notes

On each monthly payment date, the indenture trustee will make distributions to noteholders. The amounts available for distribution will include:

o     collections of monthly payments of principal and interest on the mortgage

--------------------------------------------------------------------------------


                                      S-10





--------------------------------------------------------------------------------

      loans, including prepayments and other unscheduled collections plus

o     amounts from any draws on the policy,

                  minus

o     fees and expenses of the trust.

The aggregate amount of such monthly collections is described under the heading "The Agreements--The Servicing Agreement--Principal Collections and Interest Collections" in this prospectus supplement.

Payments to noteholders will be made from amounts available for distribution in the following order:

o To pay to the credit enhancer the accrued and unpaid premium for the policy and any previously unpaid premiums, with interest thereon;

o     To pay accrued and unpaid interest due on the notes;

o To pay principal on the notes, other than the Class A-IO notes, in an amount equal to the principal collection distribution amount for such payment date;

o To pay principal on the notes, other than the Class A-IO notes, in an amount equal to the liquidation loss distribution amounts for such payment date, together with any liquidation loss distribution amounts remaining undistributed from any preceding payment date;

o To reimburse the credit enhancer for unreimbursed draws on the policy, with interest thereon;

o To the extent of remaining available funds, to pay as additional principal on the notes, other than the Class A-IO notes, any amount necessary to increase the amount of overcollateralization to the required overcollateralization level;

o To pay the credit enhancer any other amounts owed to it pursuant to the insurance agreement, with interest thereon;

o To pay any amount of interest shortfalls arising on such payment date, as described herein;

o To pay any amount of interest shortfalls previously unpaid, with interest thereon, as described herein;

o To pay the indenture trustee any unpaid expenses and other reimbursable amounts owed to the indenture trustee; and

o     To pay any remaining amount to the certificates.

Payments of the principal collection distribution amount, liquidation loss distribution amount and the required overcollateralization amount shall be distributed concurrently to the Class A-I notes and the Class A-II notes in the aggregate, in each case in proportion to the percentage of the principal collections derived from the related loan group for that payment date, until the note balances of the Class A-I notes or the Class A-II notes in the aggregate have been reduced to zero.

After either the Class A-I notes or the Class A-II notes in the aggregate are reduced to zero, all principal collections and interest collections received from both loan groups

--------------------------------------------------------------------------------


                                      S-11





--------------------------------------------------------------------------------

that are allocated to the notes will be distributed to the remaining class or classes of notes, as described in the next paragraph, until their note balances have been reduced to zero.

Payments of principal that are allocated to the Class A-II notes will be paid sequentially to the Class A-II-1 notes, the Class A-II-2 notes, the Class A-II-3 notes, the Class A-II-4 notes, the Class A-II-5 notes and the Class A-II-6 notes until the outstanding note balance of that class has been reduced to zero, except that a special payment provision applies to the Class A-II-6 notes, as described below.

For three years after the closing date, no principal will be distributed to the Class A-II-6 notes unless the principal balances of the Class A-II-1, Class A-II-2, Class A-II-3, Class A-II-4 notes and Class A-II-5 notes have been reduced to zero. Thereafter, the Class A-II-6 notes will receive a specified portion of principal payments allocated to the notes in the Class A-II group although other classes of notes in the Class A-II group may remain outstanding.

Because principal payments on the notes in respect of liquidation loss distribution amounts and overcollateralization increase amounts will be allocated between the Class A-I notes and the Class A-II notes in proportion to the principal collections received from the related loan group, and not in proportion to the amount of liquidation loss amounts on mortgage loans in the related loan group or the amount of overcollateralization derived from that loan group, excess interest collections from one loan group may be applied on any payment date to make principal payments to the notes corresponding to the other loan group.

Credit Enhancement

The credit enhancement provided for the benefit of the noteholders will consist of:

o     excess interest;

o     overcollateralization; and

o     the financial guaranty insurance policy.

We refer you to "The Enhancer" and "Description of the Policy" in this prospectus supplement.

Optional Redemption

A principal payment may be made to redeem the notes upon the exercise by the servicer of its option to purchase the mortgage loans in the trust after the aggregate principal balance of the mortgage loans is reduced to an amount less than 10% of the sum of the initial aggregate principal balance of the mortgage loans and the initial amount deposited in the pre-funding account. The purchase price payable by the servicer for the mortgage loans will be the sum of:

o the aggregate outstanding principal balance of the mortgage loans, plus accrued and unpaid interest thereon through the day preceding the payment date of this purchase, and the fair market value of real estate acquired by foreclosure; and

o an amount equal to any interest shortfalls plus accrued and unpaid interest on these interest shortfalls; and

o     all amounts due and owing the enhancer.

We refer you to "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "The Agreements--Termination;

--------------------------------------------------------------------------------


                                      S-12





--------------------------------------------------------------------------------

Retirement of Securities" in the attached prospectus for further information.

ERISA Considerations

The notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and Keogh plans. However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the notes on behalf of or with assets of any plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment.

We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

Material Federal Income Tax Considerations

The depositor will elect to treat the trust as three real estate mortgage investment conduits. In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the notes will represent ownership of regular interests in a real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such notes in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each class of Class R certificates will be the sole residual interest in one of the three real estate mortgage investment conduits.

For further information regarding material income tax considerations in respect of an investment in the notes, we refer you to "Material Federal Income Tax Considerations" and "State and Other Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the attached prospectus.

Ratings

It is a condition to the issuance of the notes that they receive the ratings shown on page S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of the mortgage loans, the likelihood of the receipt of any amounts in respect of interest shortfalls or any corresponding effect on the yield to investors.

We refer you to "Yield and Prepayment Considerations" and "Ratings" in this prospectus supplement for further information.

--------------------------------------------------------------------------------


                                      S-13





                                  Risk Factors

      The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

      The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider, among other things, the following factors in connection with the purchase of the notes.

The mortgaged properties might not be adequate security for the mortgage loans.

Although the mortgage loans are secured by liens on mortgaged properties, this collateral may not give assurance of repayment of the mortgage loans comparable to the assurance of repayment that many first lien lending programs provide, and the mortgage loans, especially those with high combined loan-to-value ratios, may have risk of repayment characteristics more similar to unsecured consumer loans.

Approximately 94.89% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans are secured by second mortgages that are subordinate to the rights of the mortgagee under a senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of these mortgage loans only to the extent that the claims of the senior mortgages have been satisfied in full, including any related foreclosure costs. If the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related mortgage loan. These considerations will be particularly applicable to mortgage loans secured by second mortgages that have high combined loan-to-value ratios because, in these cases, the servicer is more likely to determine that foreclosure would be uneconomical. These losses will be borne by noteholders if the applicable credit enhancement is insufficient to absorb them.

Defaults on mortgage loans are generally expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by junior mortgages may be greater than that of mortgage loans secured by senior mortgages on comparable properties.


                                      S-14





We cannot assure you that the values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in value, this could extinguish the value of the interest of a junior mortgagee in the mortgaged property before having any adverse effect on the interest of the related senior mortgagees.

Dependency on the creditworthiness of the mortgagors.

As a result of the above considerations, the underwriting standards and procedures applicable to the mortgage loans, as well as the repayment prospects of the mortgage loans, may be more dependent on the creditworthiness of the borrower and less dependent on the adequacy of the mortgaged property as collateral than would be the case under many first lien lending programs.

Future changes in a borrower's economic circumstances will have a significant effect on the likelihood of repayment and may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. In addition, changes in the payment terms of any related senior mortgage loan may adversely affect the borrower's ability to pay principal and interest on the senior mortgage loan. Specific information about these senior mortgage loans, other than the amount of these loans at origination of the corresponding mortgage loan, is not available, and we are not including it in this prospectus supplement.

General economic conditions, both on a national and regional basis, will also have an impact on the ability of borrowers to repay their mortgage loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, as a result, will experience higher rates of loss and delinquency than mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, power shortages, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. You should note that approximately 35.29% and 5.37% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans are secured by mortgaged properties located in the states of California and New York, respectively. In addition, any change in


                                      S-15





the deductibility for federal income tax purposes of interest payments on home equity loans may also have an adverse impact on the ability of borrowers to repay their mortgage loans.

Yield and prepayment considerations on the notes.

The yield to maturity of all classes of notes will depend on the rate and timing of principal payments, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, on the mortgage loans and the price you pay for your notes. This yield may be adversely affected by a higher or lower than anticipated rate of principal payments. The mortgage loans may be prepaid in full or in part without penalty. The rate and timing of defaults on the mortgage loans in a loan group will also affect the yield to maturity of the related class of notes.

Limitations on the repurchase or replacement of defective mortgage loans by the sellers.

We cannot assure you that, at any particular time, a seller will be able, financially or otherwise, to repurchase or replace defective mortgage loans as described in this prospectus supplement. Events relating to a seller and its operations could occur that would adversely affect the financial ability of the seller to repurchase defective mortgage loans from the issuer, including the termination of borrowing arrangements that provide the seller with funding for its operations, or the sale or other disposition of all or any significant portion of the seller's assets. If the sellers do not repurchase or replace a defective mortgage loan, then the servicer, on behalf of the issuer, will try to recover the maximum amount possible with respect to that defective mortgage loan, and any resulting delay or loss will be borne by the noteholders, to the extent that the related credit enhancement does not cover this delay or loss.

Possible variations in the subsequent mortgage loans from the initial mortgage loans.

Each subsequent mortgage loan will satisfy the eligibility criteria referred to in this prospectus supplement at the time either seller transfers it to the issuer. However, the sellers may originate or acquire subsequent mortgage loans using credit criteria different from those it applied to the initial mortgage loans. As such, these subsequent mortgage loans may be of a different credit quality from the initial mortgage loans. Thus, after the transfer of subsequent mortgage loans to the issuer, the aggregate characteristics of the mortgage loans in each loan group that are part of the trust estate may vary from those of the initial mortgage loans. See "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account" in this prospectus supplement.


                                      S-16





Legal considerations present certain risks.

The mortgage loans are secured by mortgages. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any senior mortgage loans and prior statutory liens have been satisfied. If these proceeds are insufficient to satisfy these senior loans and prior liens in the aggregate, the issuer, and accordingly, the noteholders, will bear the risk of delay in distributions while the servicer obtains a deficiency judgment, to the extent available in the related state, against the related mortgagor, and also bear the risk of loss if the servicer cannot obtain or realize upon that deficiency judgment. See "Certain Legal Aspects of the Loans" in the prospectus.

Bankruptcy proceedings could delay or reduce distributions on the notes.

The transfer of the mortgage loans from the sellers to the depositor is intended by the parties and has been documented as a sale. However, if a seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the notes.

Limitations of, and the possible reduction and substitution of, credit enhancement.

Credit enhancement will be provided for the notes in the form of:

o     excess interest collections, if available;

o     overcollateralization; and

o     the policy, to the limited extent described in this prospectus supplement.

None of the sellers, the depositor, the servicer, the indenture trustee or any of their respective affiliates will be required to take any other action to maintain, or have any obligation to replace or supplement, this credit enhancement or any rating of the notes. To the extent that losses are incurred on the mortgage loans that are not covered by excess interest collections, overcollateralization, cross-collateralization or the policy, securityholders, including the holders of the notes, will bear the risk of those losses.


                                      S-17





Social, economic and other factors could affect the purchase of subsequent mortgage loans.

The ability of the issuer to purchase subsequent mortgage loans is largely dependent upon whether mortgagors perform their payment and other obligations required by the related mortgage loans in order that those mortgage loans meet the specified requirements for transfer on a subsequent transfer date as a subsequent mortgage loan. The performance by these mortgagors may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, we cannot predict whether or to what extent economic or social factors will affect the performance by the related mortgagors and the availability of subsequent mortgage loans.

Limited liquidity of the notes may limit the ability to sell the notes or realize a desired yield.

A secondary market for the notes may not develop. Even if a secondary market does develop, it might not provide you with liquidity of investment or continue for the life of the notes. Neither the underwriters nor any other person will have any obligation to make a secondary market in the notes. Illiquidity means investors may not be able to find a buyer for the notes readily or at prices that will enable them to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the notes.

The limited assets of the trust fund for making payments on the notes may not be sufficient to distribute all payments due on the notes.

The notes will be payable solely from the assets of the trust fund. There can be no assurance that the market value of the assets in the trust fund will be equal to or greater than the total principal amount of the notes outstanding, plus accrued interest. Moreover, if the assets of the trust fund are ever sold, the sale proceeds will be applied first to reimburse the indenture trustee, servicer and enhancer for their unpaid fees and expenses before any remaining amounts are distributed to noteholders.

You will have no recourse against the depositor, the sellers and servicer, or any of their affiliates, if any required distribution on the notes is not made or for any other default. The only obligations of the sellers with respect to the related trust fund or the notes would result from a breach of the representations and warranties that the sellers may make concerning the trust assets.

Amounts left in the pre-funding account at the end of the pre-funding period will be used to prepay the notes.

Any amounts remaining in the pre-funding account at the end of the pre-funding period will be distributed as a prepayment of principal on the notes, other than the Class A-IO notes. As a result, the yield to maturity on your investment may be adversely affected.


                                      S-18





The note rate on some classes of notes may be subject to a cap.

The note rate on the Class A-II-1 notes will be a floating rate based on LIBOR, subject to a maximum rate of 10.00% per annum. Consequently, if LIBOR rises, you could get interest at a rate less than LIBOR plus the specified margin due to this limitation. In addition, the note rate on the Class A-I notes, the Class A-II-1 notes, the Class A-II-5 notes and the Class A-II-6 notes are subject to a cap. The cap on the Class A-I notes, the Class A-II-1 notes, the Class A-II-5 notes and the Class A-II-6 notes will be calculated by reference to the weighted average net loan rate of the mortgage loans in the related loan group, as adjusted for interest payable on the Class A-IO notes. As the aggregate principal balance of the mortgage loans is reduced by payments of principal, including prepayments and the proceeds of liquidations of defaulted mortgage loans, the portion of the total amount of interest generated by the mortgage pool that is used to pay interest on the Class A-IO notes will increase. A rapid rate of prepayments on the mortgage loans before the end of the first 30 payment dates would lower the note rate cap applicable to the Class A-I notes, the Class A-II-1 notes, the Class A-II-5 notes and the Class A-II-6 notes, increasing the likelihood that the cap will limit the note rates on the Class A-I notes, the Class A-II-1 notes, the Class A-II-5 notes and the Class A-II-6 notes. The holders of the Class A-I notes, the Class A-II-1 notes, the Class A-II-5 notes and the Class A-II-6 notes will be entitled to recover interest in excess of any applicable cap on any payment date from excess cash flow, if any, available for that purpose. No assurance can be given that there will be excess cash flow available to make such interest payments. The policy does not cover any interest shortfalls on the notes that result from an application of the cap.

Class A-II-6 notes

The Class A-II-6 notes will not be entitled to receive any distributions of principal for three years after the closing date, unless the principal balances of the Class A-II-1, Class A-II-2, Class A-II-3, Class A-II-4 and Class A-II-5 notes have been reduced to zero. Thereafter, the Class A-II-6 notes may receive a disproportionately high or low percentage of principal payments allocated to the notes in the Class A-II group.

Holders of the Class A-IO notes could fail to fully recover their initial investments.

The yield to maturity of the Class A-IO notes will become extremely sensitive to the rate of principal prepayments on the mortgage loans, if prior to September 1, 2003 the aggregate principal balance of the mortgage loans is reduced to or below $65,000,000. Investors in the Class A-IO notes should fully consider the risk that an extremely rapid rate of principal prepayment on the mortgage loans could result in the failure of such investors to fully recover their investments.


                                      S-19





The recording of mortgages in the name of MERS may affect the yield on the notes.

The mortgages or assignments of mortgage for some of the mortgage loans may be recorded in the name of Mortgage Electronic Registration Systems, Inc, or MERS, solely as nominee for the originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS'r' System. The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to noteholders and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS'r' System, see "Description of the Mortgage Loan Pool--Mortgage Pool Characteristics" and "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.


                                      S-20





                                  Introduction

      The trust fund will be formed under the trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $650,000,000 of GMACM Home Equity Loan-Backed Notes, Series 2001-HE1. These notes will be issued under the indenture, to be dated as of the closing date, between the issuer and the indenture trustee. Under the trust agreement, the issuer will issue four classes of GMACM Home Equity Loan-Backed Certificates, Series 2001-HE1. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement.

      On the closing date, the depositor will deposit into the trust fund two groups of mortgage loans that in the aggregate will constitute a mortgage pool. All of the mortgage loans will be sold by the sellers to the depositor, which will then transfer the mortgage loans to the trust fund pursuant to the mortgage loan purchase agreement, or purchase agreement. The trust fund will be entitled to all payments of principal and interest in respect of the mortgage loans received on or after the cut-off date.

      We have defined certain significant terms in the section titled "Description of the Securities--Glossary of Terms" in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The term "Payment Account" used in the prospectus corresponds to the term "Note Payment Account" as described in this prospectus supplement. The conveyance of the mortgage loans to the trust fund and the issuance of the notes described in this prospectus supplement is a "Designated Seller Transaction" as that term is used in the prospectus.

                        Description of the Mortgage Loans

General

      The statistical information presented in this prospectus supplement relates to the mortgage loans conveyed to the trust fund on the closing date, or initial mortgage loans. Unless otherwise indicated, all percentages set forth in this prospectus supplement are approximate and are based upon the outstanding principal balances of the initial mortgage loans as of the cut-off date.

      As to any date, the pool balance will be equal to the aggregate of the principal balances of all mortgage loans owned by the trust as of that date, plus any amounts on deposit in the pre-funding account. The principal balance of a mortgage loan, other than a liquidated mortgage loan, on any day is equal to its principal balance as of the cut-off date, minus all collections credited against the principal balance of the mortgage loan in accordance with the related mortgage note prior to that day. The principal balance of a liquidated mortgage loan after final recovery of substantially all of the related liquidation proceeds which the servicer reasonably expects to receive will be zero.

      Mortgage loans conveyed to the trust fund after the closing date, or subsequent mortgage loans, will be selected using generally the same criteria as that used to select the initial mortgage loans, and generally the same representations and warranties will be made with respect thereto. See "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans" in this prospectus supplement.

      The initial mortgage loans will be divided into two Loan Groups as follows:

      (1) Loan Group I will include mortgage loans that satisfy the following restrictions:

            o As to each loan in Loan Group I secured by a first lien on the related property, the original principal balance was generally no more than $275,000 for single-


                                      S-21





                  family properties, $351,950 for two-family properties, $425,400 for three-family properties and $528,700 for four-family properties.

            o As to each loan in Loan Group I secured by a second lien on the related property:

                  (a) the original principal balance was generally no more than $137,500 for single-family properties and $175,975 for two-family properties; and

                  (b) the sum of the original principal balance of the second lien loan and the outstanding original principal balance of the related senior lien loan was generally no more than $275,000 for single-family properties, $351,950 for two-family properties, $425,400 for three-family properties and $528,700 for four-family properties.

            o Any subsequent mortgage loans that are included in Loan Group I will also satisfy the above requirements.

      (2) Loan Group II will include a combination of mortgage loans that do not meet the restrictions applicable to Loan Group I and some that do meet the restrictions applicable to Loan Group I. In addition, Loan Group II will include any mortgage loans subsequently transferred to the trust that are not included in Loan Group I.

      Principal payments on the Class A-I notes will be based primarily on amounts collected or received in respect of the mortgage loans in Loan Group I, while principal payments on the Class A-II notes will be based primarily on amounts collected or received in respect of the mortgage loans in Loan Group II. Payments on the Class A-IO notes will be based on amounts collected or received in respect of the mortgage loans in both loan groups.

      As used in this prospectus supplement, a mortgage loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month, a mortgage loan with a payment due on March 1 that remained unpaid as of the close of business on March 31 would still be considered current as of March 31. If that payment remained unpaid as of the close of business on April 30, the mortgage loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

      The original mortgages or assignments of mortgage for some of the mortgage loans may be, at the sole discretion of the servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc, or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages will be registered electronically through the MERS'r' System. For each of these mortgage loans, MERS will serve as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the mortgage loan.

Initial Mortgage Loans

      The initial mortgage loans were originated or acquired by GMACM, generally in accordance with the underwriting standards of GMACM. The initial mortgage loans are fixed rate, closed-end home equity loans evidenced by the related mortgage notes and secured by the related mortgages on the related mortgaged properties. Approximately 94.89% of the initial mortgage loans (by aggregate principal balance as of the cut-off date) are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. The mortgage loans generally have a combined loan-to-


                                      S-22





value ratio of up to 100.00%. The mortgaged properties securing the initial mortgage loans consist primarily of residential properties. As to 99.99% of the initial mortgage loans, the borrower represented at the time of origination that the related mortgaged property would be owner occupied as a primary or second home.

      The initial mortgage loans are not insured or guaranteed by any governmental agency. The proceeds of the mortgage loans were used to:

      o     finance property improvements,

      o finance the acquisition of personal property such as home appliances or furnishings,

      o     finance debt consolidation,

      o     finance the partial refinancing of residential properties,

      o     finance the down payment of a lien senior to the mortgage loan;

      o     provide cash to the borrower for unspecified purposes, or

      o     a combination of the foregoing.

      All percentages of the initial mortgage loans described in this prospectus supplement are approximate percentages determined, unless otherwise indicated, by the aggregate principal balance as of the cut-off date of the initial mortgage loans. The principal balance as of the cut-off date of the initial mortgage loans is $505,611,632.74.

      With respect to the initial mortgage loans:

      o as of the cut-off date, no initial mortgage loan is 30 days or more delinquent;

      o     the average principal balance as of the cut-off date is $33,301.17;

      o     the minimum principal balance as of the cut-off date is $2,127.56;

      o     the maximum principal balance as of the cut-off date is $299,516.84;

      o the lowest loan rate and the highest loan rate on the cut-off date are 5.990% and 14.475% per annum, respectively;

      o the weighted average loan rate on the cut-off date is approximately 10.213% per annum;

      o the minimum and maximum CLTV Ratios as of the cut-off date are 3.13% and 101.30% respectively;

      o the weighted average CLTV Ratio based on the principal balance as of the cut-off date of the initial mortgage loans is approximately 78.75% as of the cut-off date;

      o the latest scheduled maturity of any initial mortgage loan is March 1, 2031; and

      o with respect to 35.29% and 5.37% of the initial mortgage loans, the related mortgaged properties are located in the States of California and New York, respectively.


                                      S-23





Loan Terms of the Initial Mortgage Loans

      The loan rate of each initial mortgage loan is the per annum interest rate required to be paid by the mortgagor under the terms of the related mortgage note. The loan rate borne by each initial mortgage loan is fixed as of the date of origination of that initial mortgage loan.

      Interest on each mortgage loan is charged on that part of the principal which has not been paid. Interest is charged from the date the loan is advanced until the full amount of the principal has been paid. Interest on each mortgage loan is calculated on a daily basis. The amount of the daily interest is equal to the annual interest rate divided by the number of days in the year times the outstanding principal balance.

      Interest on the mortgage loans is calculated on a "simple interest" basis, which provides for the amortization of the amount financed under the loan over a series of equal monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.

      Each initial mortgage loan had a term to maturity from the date of origination of generally not more than 360 months. The initial mortgage loans provide for substantially equal payments in an amount sufficient to amortize the mortgage loans over their terms.

Initial Mortgage Loan Characteristics

      Set forth below is a description of certain additional characteristics of the initial mortgage loans in Loan Group I and Loan Group II, or the Group I mortgage loans and Group II mortgage loans, respectively, as of the cut-off date. Unless otherwise specified, all principal balances of the initial mortgage loans in each Loan Group are as of the cut-off date and are rounded to the nearest dollar. Except as indicated otherwise, all percentages are approximate percentages by aggregate principal balance as of the cut-off date. Entries in the tables may not add to 100.00% due to rounding.

                  Initial Group I Mortgage Loan Characteristics

                         Property Type of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Propery Type                                   Group I Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------   ----------------------        -----------------     ----------------------
Single Family ..............................                   11,368          $341,570,074.62                     90.69%
Condominium ................................                      677            18,337,109.26                       4.87
PUD ........................................                      331             9,781,528.49                       2.60
2-4 Family .................................                      199             6,906,772.99                       1.83
Manufactured Housing .......................                        2                40,137.20                       0.01
Townhouse ..................................                        1                11,219.73                          *
                                                            =========          ===============                    =======
                                       Total                   12,578          $376,646,842.29                    100.00%

      * less than 0.01% but greater than 0.00%.


                                      S-24





                       Principal Balances of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Principal Balances                    Group I Mortgage Loans        Principal Balance       Principal Balance
---------------------------------------------  ----------------------        -----------------     ----------------------
         $0.00     to     $25,000.00.........                   6,244          $114,420,402.45                     30.38%
    $25,000.01     to     $50,000.00.........                   5,226           187,898,942.51                      49.89
    $50,000.01     to     $75,000.00.........                     864            52,424,271.40                      13.92
    $75,000.01     to     $100,000.00........                     223            19,458,464.71                       5.17
   $100,000.01     to     $125,000.00........                      16             1,779,386.65                       0.47
   $125,000.01     to     $150,000.00........                       5               665,374.57                       0.18
                                                            =========          ===============                    =======
                                        Total                  12,578          $376,646,842.29                    100.00%

o The average principal balance of the initial Group I mortgage loans as of the cut-off date is approximately $29,944.89.

                 Combined Loan-to-Value Ratios of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Combined Loan-to-Value Ratios (%)     Group I Mortgage Loans        Principal Balance       Principal Balance
---------------------------------------------  ----------------------        -----------------     ----------------------
       0.01%   to    40.00%..................                     594           $17,081,377.63                      4.54%
      40.01%   to    50.00%..................                     374            11,388,141.38                       3.02
      50.01%   to    60.00%..................                     585            18,163,177.90                       4.82
      60.01%   to    70.00%..................                   1,059            32,523,895.32                       8.64
      70.01%   to    80.00%..................                   2,947            94,265,168.86                      25.03
      80.01%   to    90.00%..................                   4,220           122,036,073.76                      32.40
      90.01%   to    100.00%.................                   2,799            81,189,007.44                      21.56
                                                            =========          ===============                    =======
                                        Total                  12,578          $376,646,842.29                    100.00%

o The minimum and maximum combined loan-to-value ratios of the initial Group I mortgage loans as of the cut-off date are approximately 3.13% and 100.00%, respectively, and the weighted average combined loan-to-value ratio of the initial Group I mortgage loans as of the cut-off date is approximately 78.84%.

                   Geographical Distributions of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Location                                       Group I Mortgage Loans        Principal Balance       Principal Balance
---------------------------------------------  ----------------------        -----------------     ----------------------
California.................................                     3,402          $112,460,323.50                     29.86%
New York...................................                       626            21,802,557.32                       5.79
New Jersey.................................                       581            18,741,589.32                       4.98
Florida....................................                       649            17,893,123.46                       4.75
Texas......................................                       513            14,827,261.18                       3.94
Pennsylvania...............................                       392            11,199,593.93                       2.97
Michigan...................................                       418            11,068,356.14                       2.94
Georgia....................................                       374            10,787,727.14                       2.86
Colorado...................................                       313             9,949,547.70                       2.64
Illinois...................................                       345             9,496,701.64                       2.52
Massachusetts..............................                       292             8,777,445.83                       2.33
Washington.................................                       266             8,007,419.21                       2.13
Virginia...................................                       279             7,869,902.19                       2.09
Arizona....................................                       281             7,634,372.87                       2.03
Other......................................                     3,847           106,130,920.86                      28.17
                                                            =========          ===============                    =======
                                      Total                    12,578          $376,646,842.29                    100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.


                                      S-25





                    Junior Ratios of Group I Loans (1)(2)(3)

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Junior Ratios (%)                     Group I Mortgage Loans        Principal Balance       Principal Balance
---------------------------------------------  ----------------------        -----------------     ----------------------
       0.001%    to    10.000%...............                     851           $12,585,914.01                      3.56%
      10.001%    to    20.000%...............                   5,006           117,157,752.03                      33.12
      20.001%    to    30.000%...............                   3,508           115,488,640.03                      32.65
      30.001%    to    40.000%...............                   1,551            60,914,593.08                      17.22
      40.001%    to    50.000%...............                     588            25,908,185.02                       7.32
      50.001%    to    60.000%...............                     254            12,345,436.53                       3.49
      60.001%    to    70.000%...............                     100             4,628,247.42                       1.31
      70.001%    to    80.000%...............                      53             2,395,370.66                       0.68
      80.001%    to    90.000%...............                      34             1,474,429.18                       0.42
      90.001%    to    100.000%..............                      19               797,453.09                       0.23
                                                            =========          ===============                    =======
                                        Total                  11,964          $353,696,021.05                    100.00%

      (1) The junior ratio of a mortgage loan is the ratio (expressed as a percentage) of the outstanding balance of such mortgage loan to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such mortgage loan is underwritten.

      (2) The weighted average junior ratio of the initial Group I mortgage loans secured by second liens as of the cut-off date is approximately 26.37%.

      (3) Includes only the initial Group I mortgage loans secured by second liens.

                           Loan Rates of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Loan Rates (%)                        Group I Mortgage Loans        Principal Balance       Principal Balance
---------------------------------------------  ----------------------        -----------------     ----------------------
       5.000%   to    5.999%.................                       6              $120,906.41                      0.03%
       6.000%   to    6.999%.................                       4               105,874.97                       0.03
       7.000%   to    7.999%.................                      32             1,131,830.80                       0.30
       8.000%   to    8.999%.................                   1,939            66,036,099.11                      17.53
       9.000%   to    9.999%.................                   4,165           126,584,938.89                      33.61
      10.000%   to    10.999%................                   2,321            67,238,534.67                      17.85
      11.000%   to    11.999%................                   1,981            57,761,507.05                      15.34
      12.000%   to    12.999%................                   1,414            38,895,170.55                      10.33
      13.000%   to    13.999%................                     692            18,158,898.52                       4.82
      14.000%   to    14.999%................                      24               613,081.32                       0.16
                                                            =========          ===============                    =======
                                        Total                  12,578          $376,646,842.29                    100.00%

o The weighted average loan rate of the initial Group I mortgage loans as of the cut-off date is approximately 10.244%.

             Months Remaining to Scheduled Maturity of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Remaining Term                        Group I Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------   ----------------------        -----------------     ----------------------
        0    to     60......................                      685           $13,348,807.39                      3.54%
       61    to     120.....................                    1,925            47,247,510.25                      12.54
      121    to     180.....................                    5,438           160,865,889.09                      42.71
      181    to     240.....................                      716            24,936,962.94                       6.62
      241    to     300.....................                    3,614           124,962,073.92                      33.18
      301    to     360.....................                      200             5,285,598.70                       1.40
                                                            =========          ===============                    =======
                                        Total                  12,578          $376,646,842.29                    100.00%

o The weighted average months remaining to scheduled maturity of the initial Group I mortgage loans as of the cut-off date is approximately 214 months.


                                      S-26





                         Lien Priority of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Lien Position                                  Group I Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------   ----------------------        -----------------     ----------------------
Second......................................                   11,964          $353,696,021.05                     93.91%
First.......................................                      614            22,950,821.24                       6.09
                                                            =========          ===============                    =======
                                        Total                  12,578          $376,646,842.29                    100.00%

                     Debt-to-Income Ratios of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Debt-to-Income Ratios (%)             Group I Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------   ----------------------        -----------------     ----------------------
        0.001% to 4.999%....................                        4             $125,384.79                    0.03%
        5.000% to 9.999%....................                       21              578,542.52                     0.15
       10.000% to 14.999%...................                       97            2,399,824.48                     0.64
       15.000% to 19.999%...................                      277            7,735,950.58                     2.05
       20.000% to 24.999%...................                      668           19,015,833.95                     5.05
       25.000% to 29.999%...................                    1,214           34,461,147.55                     9.15
       30.000% to 34.999%...................                    1,828           53,579,311.45                    14.23
       35.000% to 39.999%...................                    2,372           70,388,748.66                    18.69
       40.000% to 44.999%...................                    3,229           96,947,601,89                    25.74
       45.000% to 49.999%...................                    2,320           74,464,789.73                    19.77
       50.000% to 54.999%...................                      460           14,140,636.05                     3.75
       55.000% to 59.999%...................                       65            2,064,563.33                     0.55
       60.000% &  Greater...................                       22              718,693.69                     0.19
       n/a..................................                        1               25,813.62                     0.01
                                                            =========          ==============                    =====
                                        Total                  12,578         $376,646,842.29                   100.00%

o Of the available debt-to-income ratios, the weighted average debt-to-income ratio of the initial Group I mortgage loans as of the cut-off date is approximately 38.57%.

                       Documentation Type of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Documentation Type                             Group I Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------   ----------------------        -----------------     ----------------------
Standard....................................                   12,295          $368,245,161.15                     97.77%
No Income/No Appraisal......................                      210             5,867,292.42                       1.56
No Income Verification......................                       34             1,224,026.90                       0.32
Stated Income...............................                       22               875,549.27                       0.23
Other.......................................                       17               434,812.55                       0.12
                                                            =========          ===============                    =======
                                        Total                  12,578          $376,646,842.29                     100.00%

                        Occupancy Types of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Occupancy (as indicated by borrower)           Group I Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------   ----------------------        -----------------     ----------------------
Primary Residence...........................                   12,560          $376,305,918.66                     99.91%
Second Home.................................                       17               324,464.55                      0.09
Investment Property.........................                        1                16,459.08                          *
                                                            =========          ===============                    ======
                                      Total                    12,578          $376,646,842.29                    100.00%

      * less than 0.01% but greater than 0.00%.


                                      S-27





                          Loan Purpose of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Loan Purpose                                   Group I Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------   ----------------------        -----------------     ----------------------
Debt Consolidation..........................                   11,572          $349,385,042.22                     92.76%
Purchase....................................                      279             6,308,810.43                       2.71
Cash Out....................................                      154             5,301,415.61                       1.41
Home Improvement............................                      157             4,161,270.87                       1.10
Refinance...................................                       49             1,239,475.09                       0.33
Other.......................................                      367            10,250,828.05                       2.72
                                                            =========          ===============                    =======
                                      Total                    12,578          $376,646,842.29                    100.00%


                        Origination Year of Group I Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Origination Year                               Group I Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------   ----------------------        -----------------     ----------------------
2000........................................                    7,471          $215,251,443.33                     57.15%
2001........................................                    5,103           161,293,930.75                      42.82
1999........................................                        4               101,468.21                       0.03
                                                            =========          ===============                    =======
                                      Total                    12,578          $376,646,842.29                    100.00%


          Credit Scores as of the Date of Origination of Group I Loans

                                                                                                   Percentage of Cut-Off
Range of Credit Scores as of the                 Number of Initial           Aggregate Unpaid          Date Aggregate
Date of Origination of the Loans             Group I Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------   ----------------------        -----------------     ----------------------
        620  to   639.......................                    1,208            33,846,780.69                      8.99%
        640  to   659.......................                    1,612            46,850,175.28                      12.44
        660  to   679.......................                    1,884            56,809,819.77                      15.08
        680  to   699.......................                    1,892            59,237,773.39                      15.73
        700  to   719.......................                    1,776            55,545,146.77                      14.74
        720  to   739.......................                    1,626            49,332,714.32                      13.10
        740  to   759.......................                    1,296            37,826,207.97                      10.04
        760  to   779.......................                      830            24,039,852.79                       6.38
        780  to   799.......................                      402            11,371,902.81                       3.02
        800  to   819.......................                       52             1,786,468.50                       0.47
                                                            =========          ===============                    =======
                                        Total                  12,578          $376,646,842.29                    100.00%

o The weighted average credit score of the borrower of the initial Group I mortgage loans as of the cut-off date is approximately 699.


                                      S-28





                 Initial Group II Mortgage Loan Characteristics

                         Property Type of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Property Type                                 Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
Single Family...............................                    2,292          $112,577,915.91                     87.29%
PUD.........................................                      163             9,441,399.55                       7.32
Condominium.................................                      120             5,229,306.37                       4.06
2-4 Family..................................                       29             1,676,196.91                       1.30
Townhouse...................................                        1                39,971.71                       0.03
                                                            =========          ===============                    =======
                                       Total                    2,605          $128,964,790.45                    100.00%

                      Principal Balances of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Principal Balances                   Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
           $0.00   to    $25,000.00.........                      748           $13,232,386.46                     10.26%
      $25,000.01   to    $50,000.00.........                    1,006            39,673,748.16                      30.76
      $50,000.01   to    $75,000.00.........                      351            22,346,933.29                      17.33
      $75,000.01   to    $100,000.00........                      343            31,489,530.79                      24.42
     $100,000.01   to    $125,000.00........                       60             7,091,062.34                       5.50
     $125,000.01   to    $150,000.00........                       74            10,573,353.51                       8.20
     $150,000.01   to    $175,000.00........                        6               986,571.78                       0.76
     $175,000.01   to    $200,000.00........                       13             2,523,381.76                       1.96
     $200,000.01   to    $300,000.00........                        4             1,047,822.36                       0.81
                                                            =========          ===============                    =======
                                       Total                    2,605          $128,964,790.45                    100.00%

o The average principal balance of the initial Group II mortgage loans as of the cut-off date is approximately $49,506.64.


                 Combined Loan-to-Value Ratios of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Combined Loan-to-Value Ratios (%)    Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
       0.01%   to    40.00%.................                       64            $1,841,866.61                      1.43%
      40.01%   to    50.00%.................                       46             2,572,914.74                       2.00
      50.01%   to    60.00%.................                      112             6,179,054.40                       4.79
      60.01%   to    70.00%.................                      236            13,140,763.76                      10.19
      70.01%   to    80.00%.................                      864            44,483,856.68                      34.49
      80.01%   to    90.00%.................                    1,087            49,666,632.95                      38.51
      90.01%   to    100.00%................                      195            11,047,762.91                       8.57
     100.01%   to    105.00%................                        1                31,938.40                       0.02
                                                            =========          ===============                    =======
                                       Total                    2,605          $128,964,790.45                    100.00%

o The minimum and maximum combined loan-to-value ratios of the initial Group II mortgage loans as of the cut-off date are approximately 9.04% and 101.30%, respectively, and the weighted average combined loan-to-value ratio of the initial Group II mortgage loans as of the cut-off date is approximately 78.50%.


                                      S-29





                  Geographical Distributions of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Location                                      Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
California..................................                    1,134           $65,949,870.75                     51.14%
New Jersey..................................                      149             7,753,379.32                       6.01
Massachusetts...............................                      141             6,697,188.00                       5.19
New York....................................                      107             5,359,346.33                       4.16
Texas.......................................                       92             4,446,243.02                       3.45
Florida.....................................                       87             3,327,725.03                       2.58
Illinois....................................                       61             2,964,638.28                       2.30
Other.......................................                      834            32,466,399.72                      25.17
                                                            =========          ===============                    =======
                                        Total                   2,605          $128,964,790.45                    100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                    Junior Ratios of Group II Loans (1)(2)(3)

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Junior Ratios (%)                    Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
       0.001%    to    10.000%..............                      383            $9,546,815.18                      7.57%
      10.001%    to    20.000%..............                    1,136            48,976,859.20                      38.84
      20.001%    to    30.000%..............                      653            42,350,359.75                      33.58
      30.001%    to    40.000%..............                      228            16,734,386.79                      13.27
      40.001%    to    50.000%..............                       67             5,196,059.94                       4.12
      50.001%    to    60.000%..............                       23             1,835,024.86                       1.46
      60.001%    to    70.000%..............                       10               681,786.99                       0.54
      70.001%    to    80.000%..............                        9               345,036.32                       0.27
      80.001%    to    90.000%..............                        3               214,400.11                       0.17
      90.001%    to    100.000%.............                        3               219,317.93                       0.17
                                                            =========          ===============                    =======
                                       Total                    2,515          $126,100,047.07                    100.00%

      (1) The junior ratio of a mortgage loan is the ratio (expressed as a percentage) of the outstanding balance of such mortgage loan to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such mortgage loan is underwritten.

      (2) The weighted average junior ratio of the initial Group II mortgage loans secured by second liens as of the cut-off date is approximately 22.59%.

      (3) Includes only the initial Group II mortgage loans secured by second liens.

                          Loan Rates of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Loan Rates (%)                       Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
       5.000%   to    5.999%................                        1              $150,000.00                      0.12%
       7.000%   to    7.999%................                       25             1,291,649.89                       1.00
       8.000%   to    8.999%................                      328            23,121,266.71                      17.93
       9.000%   to    9.999%................                      675            42,541,863.02                      32.99
      10.000%   to    10.999%...............                      631            27,534,689.24                      21.35
      11.000%   to    11.999%...............                      494            19,974,976.11                      15.49
      12.000%   to    12.999%...............                      360            11,652,410.19                       9.04
      13.000%   to    13.999%...............                       84             2,467,522.41                       1.91
      14.000%   to    14.999%...............                        7               230,412.88                       0.18
                                                            =========          ===============                    =======
                                       Total                    2,605          $128,964,790.45                    100.00%

o The weighted average loan rate of the initial Group II mortgage loans as of the cut-off date is approximately 10.124%.


                                      S-30





            Months Remaining to Scheduled Maturity of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Remaining Term                       Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
         0   to    60.......................                       58            $1,600,379.97                      1.24%
        61   to    120......................                      203             6,666,783.54                       5.17
       121   to    180......................                      937            40,564,803.23                      31.45
       181   to    240......................                      185            10,419,191.73                       8.08
       241   to    300......................                    1,079            61,887,246.67                      47.99
       301   to    360......................                      143             7,826,385.31                       6.07
                                                            =========          ===============                    =======
                                       Total                    2,605          $128,964,790.45                    100.00%

o The weighted average months remaining to scheduled maturity of the initial Group II mortgage loans as of the cut-off date is approximately 248 months.


                         Lien Priority of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Lien Position                                 Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
Second......................................                    2,515          $126,100,047.07                     97.78%
First.......................................                       90             2,864,743.38                       2.22
                                                            =========          ===============                    =======
                                       Total                    2,605          $128,964,790.45                    100.00%

                     Debt-to-Income Ratios of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Range of Debt-to-Income Ratios (%)            Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
        5.000%  to    9.999%................                        5              $176,622.82                      0.14%
       10.000%  to    14.999%...............                       24               997,908.01                       0.77
       15.000%  to    19.999%...............                       49             2,219,797.96                       1.72
       20.000%  to    24.999%...............                       99             4,550,297.87                       3.53
       25.000%  to    29.999%...............                      211             9,051,386.63                       7.02
       30.000%  to    34.999%...............                      352            17,119,293.61                      13.27
       35.000%  to    39.999%...............                      548            25,596,194.69                      19.85
       40.000%  to    44.999%...............                      739            34,460,015.44                      26.72
       45.000%  to    49.999%...............                      456            26,757,760.14                      20.75
       50.000%  to    54.999%...............                      101             6,250,953.68                       4.85
       55.000%  to    59.999%...............                       13               987,402.77                       0.77
       60.000%   &    Greater...............                        8               797,156.83                       0.62
                                                            =========          ===============                    =======
                                       Total                    2,605          $128,964,790.45                    100.00%

o The weighted average debt-to-income ratio of the initial Group II mortgage loans as of the cut-off date is approximately 39.57%.


                                      S-31





                      Documentation Type of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Documentation Type                            Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
Standard....................................                    2,582          $127,958,792.31                     99.22%
No Income Verification......................                        4               319,485.40                       0.25
Stated Income...............................                        6               298,811.67                       0.23
Super Express...............................                        9               218,328.21                       0.17
No Income/No Appraisal......................                        4               169,372.86                       0.13
                                                            =========          ===============                    =======
                                       Total                    2,605          $128,964,790.45                    100.00%


                        Occupancy Types of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Occupancy (as indicated by borrower)          Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
Primary Residence...........................                    2,592          $128,308,249.14                     99.49%
Second Home.................................                       12               631,582.48                       0.49
Investment Property.........................                        1                24,958.83                       0.02
                                                            =========          ===============                    =======
                                   Total                        2,605          $128,964,790.45                    100.00%


                         Loan Purpose of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Loan Purpose                                  Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
Debt Consolidation..........................                    2,235          $110,456,909.98                     85.67%
Purchase....................................                      114             6,210,033.56                       4.82
Cash Out....................................                       86             4,778,380.54                       3.71
Refinance...................................                       44             2,031,418.24                       1.58
Home Improvement............................                       13               542,830.39                       0.42
Other.......................................                      113             4,945,217.74                       3.83
                                                            =========          ===============                    =======
                                   Total                        2,605          $128,964,790.45                    100.00%


                       Origination Year of Group II Loans

                                                                                                   Percentage of Cut-Off
                                                 Number of Initial           Aggregate Unpaid          Date Aggregate
Origination Year                              Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
2000........................................                    1,560           $74,330,860.15                     57.64%
2001........................................                    1,045            54,633,930.30                      42.36
                                                            =========          ===============                    =======
                                   Total                        2,605          $128,964,790.45                    100.00%


                                      S-32





          Credit Scores as of the Date of Origination of Group II Loans

                                                                                                   Percentage of Cut-Off
Range of Credit Scores as of the                 Number of Initial           Aggregate Unpaid          Date Aggregate
Date of Origination of the Loans              Group II Mortgage Loans        Principal Balance       Principal Balance
--------------------------------------------  -----------------------        -----------------     ----------------------
        520   to   539......................                        1               $49,959.80                      0.04%
        560   to   579......................                        6               228,075.67                       0.18
        580   to   599......................                      425            10,955,417.22                       8.49
        600   to   619......................                      608            16,305,854.69                      12.65
        620   to   639......................                      107             5,675,204.47                       4.40
        640   to   659......................                      183            12,096,670.52                       9.38
        660   to   679......................                      229            15,582,488.66                      12.08
        680   to   699......................                      226            14,995,071.28                      11.63
        700   to   719......................                      246            16,458,424.33                      12.76
        720   to   739......................                      209            13,649,367.14                      10.58
        740   to   759......................                      178            11,183,258.18                       8.67
        760   to   779......................                      109             7,597,193.12                       5.89
        780   to   799......................                       43             3,093,832.34                       2.40
        800   to   819......................                        8               395,436.86                       0.31
           n/a    ..........................                       27               698,536.17                       0.54
                                                            =========          ===============                    =======
                                       Total                    2,605          $128,964,790.45                    100.00%

o Of the available credit scores, the weighted average credit score of the borrower of the initial Group II mortgage loans as of the cut-off date is approximately 681.


                                      S-33





Conveyance of Subsequent Mortgage Loans

      The purchase agreement permits the issuer to acquire subsequent mortgage loans from the sellers. Accordingly, the statistical characteristics of the entire pool of mortgage loans upon the acquisition of the subsequent mortgage loans may vary somewhat from the statistical characteristics of the initial mortgage loans as of the cut-off date as presented in this prospectus supplement.

      Each subsequent mortgage loan will have been underwritten substantially in accordance with the criteria set forth in this prospectus supplement under "Description of the Mortgage Loans--Underwriting Standards." Subsequent mortgage loans will be transferred to the issuer pursuant to subsequent transfer agreements. In connection with the purchase of subsequent mortgage loans on such dates of transfer, referred to as subsequent transfer dates, the issuer will be required to pay to the respective seller from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance of the mortgage loan purchased. In each instance in which subsequent mortgage loans are transferred to the trust fund pursuant to a subsequent transfer agreement, the issuer will designate a cut-off date, referred to as a subsequent cut-off date, with respect to the subsequent mortgage loans acquired on that date. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the subsequent mortgage loans. Following each subsequent transfer date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so acquired and the amount in the pre-funding account will decrease accordingly.

      Any conveyance of subsequent mortgage loans on a subsequent transfer date is subject to certain conditions including, but not limited to:

      (1) such mortgage loan may not be more than 30 days delinquent at the date of purchase;

      (2) the remaining term to stated maturity of such mortgage loan may not extend beyond June 1, 2031;

      (3) such mortgage loan must be secured by a mortgage in a first or second lien position;

      (4) such mortgage loan must not have a mortgage interest rate less than 5.950%;

      (5) following the purchase of such mortgage loan by the trust, the mortgage loans:

            o will have a weighted average mortgage interest rate of at least 10.200%;

            o will have an average principal balance of not more than $33,500.00;

            o will have a weighted average combined loan-to-value ratio of not more than 79.00%; and

            o will have a concentration in any one state not in excess of 36.00%;

      (6) such mortgage loan must have a combined loan-to-value ratio not in excess of 100.00%; and

      (7) such mortgage loan must comply with the representations and warranties in the purchase agreement.

      In addition, the indenture trustee will not agree to any transfer of subsequent mortgage loans without the approval of the enhancer, which approval shall not be unreasonably withheld; provided, however that the enhancer will provide notice of approval or disapproval within 5 business days or the subsequent mortgage loans will be deemed approved by the enhancer. Subsequent mortgage loans with characteristics materially varying from those set forth above may be purchased by the issuer and included in the trust fund with the approval of the enhancer; provided, however, that the addition of the subsequent mortgage loans will not materially affect the aggregate characteristics of the entire pool of mortgage loans.


                                      S-34





The Pre-Funding Account

      The indenture trustee will establish the pre-funding account and deposit $144,388,367.26 therein on the closing date from the net proceeds of the sale of the securities. Monies in the pre-funding account will be applied during the pre-funding period to purchase subsequent mortgage loans from the sellers. $123,353,157.71 will be allocated to purchasing mortgage loans in Loan Group I and $21,035,209.55 will be allocated to purchasing mortgage loans in Loan Group
II. The pre-funding account will be part of the trust fund, but monies on deposit therein will not be available to cover losses on or in respect of the mortgage loans. Any amounts remaining on deposit in the pre-funding account at the end of the pre-funding period will be applied to prepay the notes, other than the Class A-IO notes, on the next payment date. Monies on deposit in the pre-funding account may be invested in permitted investments as provided in the servicing agreement. Net income on investment of funds in the pre-funding account will be deposited into or credited to the Note Payment Account. There can be no assurance that a sufficient number of subsequent mortgage loans will be available for application of the entire amount on deposit in the pre-funding account.

Underwriting Standards

      All of the mortgage loans will be acquired by the depositor from the sellers. All of the mortgage loans were underwritten generally in accordance with GMACM's underwriting standards. The following is a brief description of the underwriting standards and procedures applicable to the mortgage loans.

      GMACM's underwriting standards with respect to the mortgage loans generally will conform to those published in the GMACM underwriting guidelines, including the provisions of the GMACM underwriting guidelines applicable to the GMAC Mortgage Home Equity Program. The underwriting standards as set forth in the GMACM underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

      The underwriting standards set forth in the GMACM underwriting guidelines with respect to mortgage loans originated or acquired under the GMAC Mortgage Home Equity Program provide for varying levels of documentation. For fully documented loans, such as the "Standard" program, a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if they are self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns. In addition, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of a pay stub and a W-2. For the "Standard" program, the borrower is required to provide an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. The borrower generally must show, among other things, a minimum of one year credit history reported on the credit report and that no mortgage delinquencies, thirty days or greater, in the past 12 months existed. Borrowers who have less than a 12 month first mortgage payment history may be subject to certain additional lending restrictions. In addition, under the GMACM Home Equity Program, generally borrowers with a previous foreclosure or bankruptcy within the past five years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. Borrowers with a previous foreclosure or bankruptcy generally do not qualify for a loan unless extenuating credit circumstances beyond their control are documented. These loans require a drive-by appraisal or statistical property evaluation for property values of $500,000 or less, and a full appraisal for property values of more than $500,000 and for all three and four unit properties.


                                      S-35





      Under the GMACM underwriting guidelines, loans may also be originated under the "Stated Income Program," a no income verification program for self-employed borrowers. For those loans, only a credit check and an appraisal are required. Those loans are generally limited to a loan amount of $50,000 or less, and are limited to primary residences. In addition, the borrower may be qualified under either the "No Income/No Appraisal" or "Stated Value" programs. Under such programs, a credit check is required, and the CLTV Ratio is limited to 80%, or in the case of GM and GM subsidiary employees under the "Family First Direct" program, 90%. In addition, under the "Family First Direct" program, the borrower is qualified on his or her stated income in the application and the CLTV Ratio is based on the stated value of the property as disclosed by the borrower, except that with respect to CLTV Ratios over 80%, the borrower must supply evidence of value. The maximum loan amount under the "Family First Direct" program is generally limited to $250,000. In addition, the borrower may be qualified under a "No Income Verification" program. Under that program, a credit check is required, and the CLTV Ratio is limited to 90%. The borrower is qualified based on the income stated on the application. Those loans are generally limited to an amount of $100,000 or less, and are limited to primary residences. Those loans require a drive-by appraisal or statistical property evaluation for property values of $500,000 or less, and a full appraisal for property values of more than $500,000.

      In addition, the GMACM underwriting guidelines provide for loans under its "Select" program to employees and retirees of GM. These loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. Underwriting is subject to a maximum CLTV Ratio of 100% for primary residences and a maximum CLTV Ratio of 80% for second homes, and a maximum loan amount of $250,000. The CLTV Ratio is based on the borrower's Stated Value and no appraisal is made for CLTV Ratios of 80% or less. The borrower must supply evidence of value when the property value is under $500,000 and the CLTV Ratio is between 80% and 90%. A drive-by appraisal or statistical property evaluation is required for a CLTV Ratio greater than 90% and a property value under $500,000. A full appraisal is required for a CLTV Ratio greater than 90% with property values of $500,000 and above.

      The mortgage loans included in the mortgage pool generally were originated subject to a maximum CLTV Ratio of 100.00%. Additionally, loans were generally originated with a maximum total monthly debt-to-income ratio of 45%, although variances are permitted based on compensating factors. There can be no assurance that the CLTV Ratio or the debt-to-income ratio for any mortgage loans will not increase from the levels established at origination.

      The underwriting standards set forth in the GMACM underwriting guidelines with respect to mortgage loans originated under the GMACM Home Equity Program may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

      GMACM's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.


                                      S-36





      Conformity with the applicable underwriting standards will vary depending on a number of factors relating to the specific mortgage loan, including the principal amount or credit limit, the CLTV Ratio, the loan type or loan program, and the applicable credit score of the related borrower used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to GMACM. Credit scores are not used to deny loans. However, credit scores are used as a "tool" to analyze a borrower's credit. Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of certain loan features, such as maximum loan amount, maximum CLTV Ratio, property type and use, and documentation level, may depend on the borrower's credit score.

      An appraisal may be made of the mortgaged property securing each mortgage loan. The appraisal may be either a full appraisal, a drive-by appraisal or a statistical property evaluation. Any appraisals may be performed by appraisers independent from or affiliated with the GMAC Mortgage Corporation or their affiliates. Appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. See "Risk Factors-The Mortgaged Properties Might Not be Adequate Security for the Mortgage Loans" in this prospectus supplement. If a full appraisal is required, the appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. If a drive-by appraisal is required, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. The GMACM underwriting standards provide that a statistical property evaluation may be completed in lieu of a drive-by appraisal by a third-party who performs an electronic comparison of the stated value of the mortgaged properties with comparable properties in the area. GMACM believes that no more than 50% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans are secured by mortgaged properties which may have been appraised using the statistical property evaluation method. Each appraisal is required to be dated no more than 180 days prior to the date of approval of the mortgage loan; provided, that depending on the credit limit for that mortgage loan, an earlier appraisal may be utilized if that appraisal was made not earlier than one year prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical property evaluation is obtained. Title searches are undertaken in most cases, and title insurance may be required on all mortgage loans with credit limits in excess of $100,000.

      Under the GMACM underwriting standards, the CLTV Ratio is generally calculated by reference to the lower of the appraised value as so determined or the sales price, if the mortgage loan is originated concurrently with the origination of a first mortgage loan. In all other cases, the value used is generally the appraised value as so determined.

      Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, such as property taxes and hazard insurance, and other financial obligations, including debt service on any related mortgage loan secured by a senior lien on the related mortgaged property. For qualification purposes the monthly payment is based solely on the payment of interest only on the loan.

      The underwriting standards set forth in the GMACM underwriting guidelines may be varied for certain refinance transactions, including "limited documentation" or "reduced documentation" mortgage loan refinances. Limited or reduced documentation refinances, including the programs "Streamline," "Super Express," and "Express," generally permit fewer supporting documents to be obtained or waive income, appraisal, asset, credit score and employment documentation requirements. Limited or reduced


                                      S-37





documentation refinances generally compensate for increased credit risk by placing greater emphasis on the borrower's payment history. Generally, in order to be eligible for a limited or reduced documentation refinance, a borrower must be an existing customer of GMACM, have a good credit history and stable employment and the mortgage loan must demonstrate other compensating factors, such as a relatively low CLTV Ratio or other favorable underwriting factors.

                            The Sellers and Servicer

General

      GMAC Mortgage Corporation, or GMACM, is the originator of substantially all of the mortgage loans. GMACM will be the seller of some of the initial mortgage loans and some of the subsequent mortgage loans. The remainder of the initial mortgage loans and the subsequent mortgage loans will be sold to the depositor by a trust established by an affiliate of GMACM, which in turn acquired the mortgage loans from GMACM. GMACM will also be the servicer of all the mortgage loans. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

      The notes do not represent an interest in or an obligation of the sellers or the servicer. The sellers' only obligations with respect to the notes will be pursuant to certain limited representations and warranties made by the sellers or as otherwise provided in this prospectus supplement.

      GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

      GMACM, as servicer, will be responsible for servicing the mortgage loans in accordance with its program guide and the terms of the servicing agreement. On the closing date, the custodian will be Escrow Bank USA, which is an affiliate of GMACM and the depositor.

      As of January 31, 2001, the number and aggregate principal balance of home equity loans serviced by the servicer totaled 438,400 and approximately $12,843,688,000 respectively.

      For information regarding collection and other servicing procedures, including foreclosure procedures, see "The Servicing Agreement--Collection and Other Servicing Procedures" in this prospectus supplement. Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in the servicer's portfolio of real estate secured home equity loans that it services for its clients and applicable laws and regulations, and other considerations.

Delinquency and Loss Experience of the Servicer's Portfolio

      The following tables summarize the delinquency and loss experience for all home equity loans originated by GMACM. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the mortgage loans in the mortgage pool will be similar to that set forth below.

      The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the servicer's home equity loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of the home equity loans serviced for each period would be higher than those shown if certain of the home equity loans were artificially isolated at a point in time and the information showed the activity only with respect to those home equity loans.


                                      S-38





                        Portfolio Delinquency Experience

=================================================================================================================

                       At December 31, 2000              At December 31, 1999             At December 31, 1998

                       $ Loans        % by $          $ Loans            % by $           $ Loans         % by $
                       -------        ------          -------            ------           -------         ------
Number of Loans               27,971                         6,507                              1,995

Total Portfolio.     $864,130,360.90   100.00%     $164,314,369.50   100.00%           $46,789,869.24     100.00%

Period of
Delinquency:

   30-60 Days...       $1,799,781.39     0.21%         $480,636.91     0.29%              $461,283.47      0.99%

   61-90 Days...         $447,276.84     0.05%         $105,736.79     0.06%               $72,906.03      0.16%

  Greater than           $699,782.90     0.08%         $192,520.25     0.12%               $36,209.06      0.08%
  90 Days*.....

Total
Delinquent Loans       $2,946,841.13     0.34%         $778,893.95     0.47%              $570,398.56       1.22%

Foreclosure.....         $116,948.06     0.01%          $61,026.81     0.04%                       $0       0.00%

Foreclosed (REO
Property).......               $0.00     0.00%               $0.00     0.00%                       $0       0.00%

Total Loans in
Foreclosure.....         $116,948.06     0.01%          $61,026.81     0.04%                       $0       0.00%

Total
Delinquent Loans       $3,063,789.19     0.35%         $839,920.76     0.51%              $570,398.56       1.22%
=================================================================================================================

      * Includes "Total Loans in Foreclosure."

                    Portfolio Loss and Foreclosure Experience

=================================================================================================================

                          At December 31, 2000            At December 31, 1999            At December 31, 1998

                        $ Loans           % by $        $ Loans            % by $        $ Loans          % by $
                        -------           ------        -------            ------        -------          ------
Number of Loans                 27,971                          6,507                          1,995

Total Portfolio....    $864,130,360.90    100%        $164,314,369.50       100.00%   $46,789,869.24      100.00%

Total Loans in
Foreclosure........        $116,948.06   0.01%             $61,026.81         0.04%                0        0.00%

Net Chargeoffs for
Period.............         $99,565.72   0.01%                     $0         0.00%               $0        0.00%
=================================================================================================================

      o Performing loans in bankruptcy are not included in delinquency statistics.


                                      S-39





Servicing and Other Compensation and Payment of Expenses

      The servicing fee for each mortgage loan is payable out of the interest payments on that mortgage loan. The servicing fee rate for each mortgage loan is 0.50% per annum. The compensation to the servicer consists of:

      o the servicing fee payable to the servicer in respect of its servicing activities; and

      o     other related compensation.

The servicer, or, if specified in the servicing agreement, the indenture trustee on behalf of the trust fund, will pay or cause to be paid certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the servicing agreement, including, without limitation, payment of the fees and disbursements of the indenture trustee, the owner trustee, the custodian, the note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the sellers. If the servicer is not the same person as, or an affiliate of, a seller, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of that seller under certain limited circumstances. In addition, the servicer will be entitled to reimbursements for certain expenses incurred by it in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, that right of reimbursement being prior to the rights of noteholders to receive any related liquidation proceeds, including insurance proceeds.

                                   The Issuer

      The GMACM Home Equity Loan Trust 2001-HE1 is a business trust established under the laws of the State of Delaware, and will be created and governed by the trust agreement, for the purposes described in this prospectus supplement. The trust agreement will constitute the "governing instrument" of the issuer under the laws of the State of Delaware relating to business trusts. The issuer will not engage in any activity other than:

      o acquiring and holding the mortgage loans and the other assets comprising the trust fund and proceeds therefrom;

      o     issuing the notes and the certificates;

      o     making payments on the notes and the certificates; and

      o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The Issuer's principal offices are at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in care of Wilmington Trust Company, as owner trustee.

                                The Owner Trustee

      Wilmington Trust Company will be the owner trustee under the trust agreement. The owner trustee is a Delaware banking corporation, and its principal offices are located in Wilmington, Delaware.

      Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for taking any action or for refraining from the taking of any action in good faith pursuant to the trust agreement, or for errors in judgment; provided, that none of the owner trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed upon them by reason of their willful malfeasance, bad faith or negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated, or any entity resulting from a merger or consolidation, will be the successor owner trustee under the trust agreement.


                                      S-40





      The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

      The owner trustee may resign at any time, in which event the indenture trustee will be obligated to appoint a successor owner trustee as set forth in the trust agreement and the indenture. The indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. Upon becoming aware of such circumstances, the indenture trustee will be obligated to appoint a successor owner trustee at the direction of the enhancer. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                              The Indenture Trustee

      Wells Fargo Bank Minnesota, N.A., will be the indenture trustee under the indenture. The principal offices of the indenture trustee are located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070, with administrative offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

      The indenture trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

      The indenture trustee may resign at any time, in which event the owner trustee will be obligated to appoint a successor indenture trustee as set forth in the indenture. The owner trustee as set forth in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of such circumstances, the owner trustee will be obligated to appoint a successor indenture trustee with the consent of the enhancer. If so specified in the indenture, the indenture trustee may also be removed at any time by the enhancer or by the holders of a majority principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                                  The Enhancer

      The following information has been supplied by the enhancer for inclusion in this prospectus supplement. Accordingly, the depositor, the sellers, the servicer and the indenture trustee do not make any representation as to the accuracy and completeness of this information. The enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the enhancer set forth under the headings "Description of the Policy" and "The Enhancer" herein. Additionally, the enhancer makes no representations regarding the notes or the advisability of investing in the notes.

The Enhancer

      The enhancer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the enhancer. The enhancer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The enhancer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and


                                      S-41





concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the enhancer, changes in control and transactions among affiliates. Additionally, the enhancer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

Financial Information About the Enhancer

      The consolidated financial statements of the enhancer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the three years in the periods ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1999, and the consolidated financial statements of the enhancer and its subsidiaries as of September 30, 2000 and for the nine month period ended September 30, 2000 and September 30, 1999 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 2000, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      All financial statements of the enhancer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

      The tables below present selected financial information of the enhancer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                                     Statutory Accounting Practices
                                              -------------------------------------------
                                              December 31, 1999        September 30, 2000
                                              -----------------        ------------------
                                                  (Audited)               (Unaudited)
                                                            (In Millions)
Admitted Assets...........................         $7,045                   $7,525
Liabilities...............................          4,632                    5,101
Capital and Surplus.......................          2,413                    2,424

                                             Generally Accepted Accounting Principles
                                            -------------------------------------------
                                            December 31, 1999        September 30, 2000
                                            -----------------        ------------------
                                                (Audited)               (Unaudited)
                                                          (In Millions)
Assets..................................         $7,446                   $8,124
Liabilities.............................          3,218                    3,531
Shareholder's  Equity...................          4,228                    4,593


                                      S-42





Where You Can Obtain Additional Information About the Enhancer

      Copies of the financial statements of the enhancer incorporated by reference herein and copies of the enhancer's 1999 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the enhancer. The address of the enhancer is 113 King Street, Armonk, New York 10504. The telephone number of the enhancer is
(914) 273-4545.

Financial Strength Ratings of the Enhancer

      Moody's Investors Service, Inc. rates the financial strength of the enhancer "Aaa."

      Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the enhancer "AAA."

      Fitch, Inc. rates the financial strength of the enhancer "AAA."

      Each rating of the enhancer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the enhancer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above ratings are not recommendations to buy, sell or hold the notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The enhancer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.


                                      S-43





                          Description of the Securities

General

      The notes will be issued pursuant to the indenture. The certificates will be issued pursuant to the trust agreement.

      The following summaries describe certain provisions of the securities, the indenture and the trust agreement. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreements. Only the notes are being offered by this prospectus supplement.

      The notes will be secured by the trust fund, which will be pledged by the issuer to the indenture trustee pursuant to the indenture. The trust fund will consist of, without limitation:

      o     the mortgage loans, including any subsequent mortgage loans;

      o all amounts on deposit in the Custodial Account, the Note Payment Account, the Distribution Account, the Capitalized Interest Account and the Pre-Funding Account;

      o     the Policy; and

      o     all proceeds of the foregoing.

      The Class A-I notes will be entitled to payments primarily from the mortgage loans in Loan Group I and the Class A-II notes will be entitled to payments primarily from the mortgage loans in Loan Group II.

Book-Entry Notes

      The notes will initially be issued as book-entry notes. Note Owners may elect to hold their notes through The Depository Trust Company, or DTC, in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are Participants in those systems, or indirectly through organizations that are Participants in those systems. The book-entry notes will be issued in one or more securities that equal the aggregate Note Balance of the notes, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and the Euroclear System will hold omnibus positions on behalf of their Participants through customers' securities accounts in the names of Clearstream, Luxembourg and the Euroclear System on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing Note Balances of $250,000 with respect to the Class A-I notes and Class A-II notes and in integral multiples of $1,000 in excess thereof and minimum denominations representing an initial notional balance of $1,000,000 with respect to the Class A-IO notes and in integral multiples of $1,000,000 in excess thereof. Except as described below, no beneficial owner will be entitled to receive a definitive note. Unless and until definitive notes are issued, it is anticipated that the only "Holder" of the notes will be Cede & Co., as nominee of DTC. Note Owners will not be "Holders" or "Noteholders" as those terms are used in the indenture.

      A beneficial owner's ownership of a book-entry note will be recorded on the records of the Securities Intermediary that maintains that beneficial owner's account for such purpose. In turn, the Securities Intermediary's ownership of the book-entry notes will be recorded on the records of DTC, or of a Participating firm that acts as agent for the Securities Intermediary, the interest of which will in turn be recorded on the records of DTC, if the Note Owner's Securities Intermediary is not a DTC Participant, and on the records of Clearstream, Luxembourg or the Euroclear System, as appropriate.


                                      S-44





      Note Owners will receive all payments of principal of and interest on the notes from the indenture trustee through DTC and DTC Participants. Except under the circumstances described below, while the notes are outstanding, under the DTC Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of and interest on the notes. Participants and indirect Participants with which Note Owners have accounts with respect to notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess physical certificates, the DTC Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests.

      Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Note Owners that are not Participants may transfer ownership of their notes only through Participants and indirect Participants by instructing the Participants and indirect Participants to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with the related Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of the notes will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

      Under a book-entry format, Note Owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co. Payments with respect to notes held through Clearstream, Luxembourg or the Euroclear System will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear System Participants in accordance with the relevant system's rules and procedures, to the extent received by the related Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Note Owner to pledge book-entry notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical certificates for such book-entry notes. In addition, the issuance of the notes in book-entry form may reduce the liquidity thereof in the secondary market, since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more Financial Intermediaries to the DTC accounts of which the book-entry notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries the holdings of which include such book-entry notes. Clearstream, Luxembourg or the Euroclear System operator, as the case may be, will take any other action permitted to be taken by Note Owners under the indenture on behalf of a Clearstream, Luxembourg Participant or Euroclear System Participant only in accordance with its relevant rules and procedures and subject to the ability of the related Depositary to effect such actions on its behalf through DTC.

      Definitive notes will be issued to Note Owners or their nominees, rather than to DTC, if:

      o the indenture trustee determines that the DTC is no longer willing, qualified or able to properly discharge its responsibilities as nominee and depository with respect to the book-entry notes and the indenture trustee is unable to locate a qualified successor;

      o the indenture trustee elects to terminate the book-entry system through DTC; or


                                      S-45





      o after the occurrence of an Event of Default, Note Owners representing percentage interests aggregating at least a majority of the Note Balances of the notes advise DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of the book-entry system through DTC, or a successor thereto, is no longer in the best interests of Note Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all Note Owners of the occurrence of such event and the availability through DTC of definitive notes. Upon surrender by DTC of the global certificate or certificates representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive notes, and thereafter the indenture trustee will recognize the holders of those definitive notes as "Holders" and "Noteholders" under the indenture.

      Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes between and among Participants of DTC, Clearstream, Luxembourg and the Euroclear System, they will be under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Risk Factors--Book-Entry Registration" in this prospectus supplement and "Description of the Securities--Form of Securities" in the prospectus.

      Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

      Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises


                                      S-46





Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., as the Operator of the Euroclear System (EOB/EOC) to facilitate settlement of trades between Clearstream, Luxembourg and EOB/EOC.

Payments on the Notes

      Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month, or if such day is not a business day, the next business day, commencing in April 2001. Payments on the notes will be made to the persons in the names of which such notes are registered at the close of business on the related Record Date. See "Description of the Securities--Form of Securities" in the prospectus. Payments will be made by wire transfer, check or money order mailed to the address of the person entitled thereto, which, in the case of book-entry notes, will be DTC or its nominee, as it appears on the note register, in the amounts calculated as described in this prospectus supplement on the related Determination Date. However, the final payment in respect of the notes, if the notes are no longer book-entry notes, will be made only upon presentation and surrender thereof at the office or the agency of the indenture trustee specified in the notice to noteholders of such final payment. The paying agent will initially be the indenture trustee.

Interest Payments on the Notes

      Interest payments will be made on the notes on each payment date at the applicable Note Rate for the related Interest Period, subject to the limitations set forth below, which may result in Interest Shortfalls.

      Interest on the notes relating to any payment date will accrue for the related Interest Period on the related note balance. Interest for the Class A-II-1 notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. Interest for the Class A-I notes, the Class A-II-2 notes, the Class A-II-3 notes, the Class A-II-4 notes, the Class A-II-5 notes, the Class A-II-6 notes and the Class A-IO notes will be calculated on the basis of a 30-day month and a 360-day year. Interest payments on the notes will be funded from payments on the mortgage loans and, if necessary, from draws on the Policy.

      LIBOR will be established by the indenture trustee as of the second LIBOR Business Day prior to each Interest Period for the Class A-II-1 notes. The establishment of LIBOR as to each Interest Period by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Period will, in the absence of manifest error, be final and binding.

Capitalized Interest Account

      On the closing date, if required by the enhancer, a cash deposit will be made into the Capitalized Interest Account from the proceeds of the sale of the notes. On each payment date during the pre-funding period, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account an amount equal to the excess, if any, of:


                                      S-47





      (1)   the sum of:

            o the amount of interest accrued at the weighted average of the applicable Note Rates on the amount on deposit in the Pre-Funding Account as of the preceding payment date, or as of the closing date, in the case of the first payment date; and

            o     the amount of the monthly fees paid to the enhancer;

      over

      (2) the amount of reinvestment earnings on funds on deposit in the Pre-Funding Account;

to the extent amounts available in the Note Payment Account to pay interest on the notes are insufficient.

      In addition, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account, on the first payment date, one month's interest on any mortgage loans for which the first monthly payment is due after the Collection Period for that payment date.

      On the payment date following the end of the pre-funding period, the indenture trustee will distribute to GMACM any amounts remaining in the Capitalized Interest Account after taking into account withdrawals therefrom on that payment date. The Capitalized Interest Account will be closed following that payment.

Principal Payments on the Notes

      On each payment date, other than the Final Payment Date, principal payments will be due and payable on the notes in an amount equal to the aggregate of the following:

      o     the Principal Collection Distribution Amount,

      o     the Liquidation Loss Distribution Amount, and

      o     the Overcollateralization Increase Amount.

      On the Final Payment Date, principal will be due and payable on each class of notes in an amount equal to the unpaid note balance. In no event will principal payments on the notes on any payment date exceed the note balance on that date.

Allocation of Payments on the Mortgage Loans

      The indenture trustee on behalf of the trust will establish a Note Payment Account into which the servicer will deposit Principal Collections and Interest Collections for each payment date from the custodial account on the business day prior to that payment date. The Note Payment Account will be an eligible account and amounts on deposit in the Note Payment Account will be invested in permitted investments.

      On each payment date, Principal Collections and Interest Collections, together with any insured payment from the credit enhancer, will be allocated from the Note Payment Account in the following order of priority:

      o first, to pay to the credit enhancer the premium for the Policy and any previously unpaid premiums for the Policy, with interest thereon;

      o second, to pay accrued and unpaid interest due on the note balance of the notes or the notional amount in the case of the Class A-IO notes;


                                      S-48





      o third, to pay as principal on the notes, other than the Class A-IO notes, an amount equal to the Principal Collection Distribution Amount for that payment date;

      o fourth, to pay as principal on the notes, other than the Class A-IO notes, an amount equal to the Liquidation Loss Distribution Amount for that payment date;

      o fifth, to reimburse the credit enhancer for unreimbursed draws made on the Policy, with interest thereon;

      o sixth, to pay as principal on the notes, other than the Class A-IO notes, an amount equal to the Overcollateralization Increase Amount for that payment date;

      o seventh, to pay the credit enhancer any other amounts owed to it pursuant to the insurance agreement, with interest thereon;

      o eighth, to the payment of any Interest Shortfalls for such payment date on any of the Class A-I notes, the Class A-II-1 notes, the Class A-II-5 notes or the Class A-II-6 notes;

      o ninth, to the payment of any previously unpaid Interest Shortfalls on the Class A-I notes, the Class A-II-1 notes, the Class A-II-5 notes or the Class A-II-6 notes, with interest thereon;

      o tenth, to pay the indenture trustee any unpaid expenses and other reimbursable amounts owed to the indenture trustee; and

      o     eleventh, any remaining amounts to the holders of the certificates.

      Payments made on the notes on each payment date with respect to the Principal Collection Distribution Amount, the Liquidation Loss Distribution Amount and the Overcollateralization Increase Amount will be distributed concurrently to (a) the Class A-I notes and (b) the Class A-II notes in the aggregate, in each case allocated in proportion to the percentage of the Principal Collections derived from the related loan group for that payment date, until the note balances of the Class A-I notes or the Class A-II notes in the aggregate have been reduced to zero. After either the Class A-I notes or the Class A-II notes in the aggregate are reduced to zero, all Principal Collections and Interest Collections received from both loan groups that are allocated to the notes, will be distributed to the remaining class or classes of notes, as described in the next paragraph, until their note balances have been reduced to zero.

      Any payments of principal allocable to the Class A-II notes shall be paid, sequentially, to the Class A-II-1 notes, the Class A-II-2 notes, the Class A-II-3 notes, the Class A-II-4 notes, the Class A-II-5 notes and the Class A-II-6 notes, in each case until the outstanding note balance of that class of notes has been reduced to zero, except that a special payment provision applies to the Class A-II-6 notes, as described below.

      Until the payment date in April 2004, no principal will be distributed to the Class A-II-6 notes unless the principal balances of the Class A-II-1, Class A-II-2, Class A-II-3, Class A-II-4 and Class A-II-5 notes have been reduced to zero. After that payment date, the Class A-II-6 notes will receive the Class A-II-6 Principal Distribution Percentage of principal payments allocated to the notes in the Class A-II group although other classes of notes in the Class A-II group may remain outstanding.

      On any payment date, the payment of any Interest Shortfalls on the Class A-I notes, the Class A-II-1 notes, the Class A-II-5 notes or the Class A-II-6 notes, pursuant to clauses eighth and ninth above, shall be allocated to each such class on a pro rata basis, in accordance with the amount of any Interest


                                      S-49





Shortfalls on such classes. The Policy does not cover any Interest Shortfalls on any class of notes that result from an application of the Net WAC Rate cap.

      Because principal payments on the notes in respect of Liquidation Loss Distribution Amounts and Overcollateralization Increase Amounts will be allocated between the Class A-I notes and the Class A-II notes in proportion to the Principal Collections received from the related loan group, and not in proportion to the amount of Liquidation Loss Amounts on mortgage loans in the related loan group or the Overcollateralization Amount derived from that loan group, excess Interest Collections from one loan group may be applied on any payment date to make principal payments to the notes corresponding to the other loan group.

Overcollateralization

      The cashflow mechanics of the trust are intended to create overcollateralization by using a portion or all of the Excess Spread to make principal payments on the notes in an amount equal to the Overcollateralization Increase Amount. The application of Excess Spread will continue until the Overcollateralization Amount equals the Required Overcollateralization Amount at which point the application of Excess Spread will cease unless necessary on a later payment date to increase the amount of overcollateralization to the target level. In addition, the Required Overcollateralization Amount may be permitted to step down in the future, in which case a portion of the Excess Spread and/or Principal Collections on the mortgage loans will not be paid to the holders of the notes but may instead be distributed to the holders of the certificates. As a result of these mechanics, the weighted average lives of the notes will be different than they would have been in the absence of these mechanics.

      To the extent that the protection provided by the application of Excess Spread and the availability of overcollateralization are exhausted and if payments are not made under the Policy as required, noteholders may incur a loss on their investments.

      On the closing date, the Overcollateralization Amount will be $0.

The Paying Agent

      The paying agent will initially be the indenture trustee. The paying agent will have the revocable power to withdraw funds from the Note Payment Account for the purpose of making payments to the noteholders.

Maturity and Optional Redemption

      The notes will be payable in full on the Final Payment Date, to the extent of the aggregate outstanding Note Balance on that date, if any. In addition, a principal payment may be made in redemption of the notes upon the exercise by the servicer of its option to purchase the mortgage loans together with the related assets of the trust fund after the Pool Balance is reduced to an amount less than 10% of the initial Pool Balance. The purchase price of the mortgage loans that are not REO Loans will be the sum of the outstanding principal balance of the mortgage loans and accrued and unpaid interest thereon through the day preceding the payment date on which the purchase occurs. The purchase price of the REO Loans will be the sum of the fair market values of the REO Loans on the payment date on which the purchase occurs. The purchase price of the mortgage loans will also include any unpaid Interest Shortfalls on outstanding classes of notes, with interest thereon, and all amounts due and owing the enhancer with respect to the notes. The servicer may not exercise this option to purchase the mortgage loans unless the total purchase price will provide sufficient funds to pay the outstanding principal balance and accrued and unpaid interest on the notes in full, any unpaid Interest Shortfalls and interest thereon and all amounts due and owing the enhancer under the insurance agreement.


                                      S-50





Glossary of Terms

      Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The servicing agreement, indenture and trust agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

      "Appraised Value" means, with respect to any mortgage loan, the appraised value of the related mortgaged property determined in the appraisal used in the origination of that mortgage loan, which may have been obtained at an earlier time; provided that if the mortgage loan was originated simultaneously with a senior lien on the related mortgaged property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the related mortgaged property.

      "Capitalized Interest Account" means an account established and held by the indenture trustee designated the "capitalized interest account."

      "Class A-II-6 Principal Distribution Percentage": means, with respect to any payment date, the product of (a) a fraction, the numerator of which is the Note Balance of the Class A-II-6 notes and the denominator of which is the aggregate Note Balance of the Class A-II notes, in each case immediately prior to such payment date, and (b) the applicable percentage set forth in the following table:

         Payment Date occurring in:                  Percentage
         April 2001 through March 2004               0%
         April 2004 through March 2006               45%
         April 2006 through March 2007               80%
         April 2007 through March 2008               100%
         April 2008 and thereafter                   300%

      "Class A-II notes" means the Class A-II-1 notes, the Class A-II-2 notes, the Class A-II-3 notes, the Class A-II-4 notes, the Class A-II-5 notes and the Class A-II-6 notes.

      "Class R certificates" means the Class R-I certificates, the Class R-II certificates and the Class R-III certificates.

      "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg.

      "CLTV Ratio" generally means, with respect to each mortgage loan, the ratio, expressed as a percentage, of:

      (1)   the sum of:

            o     the initial principal balance of that mortgage loan; and

            o any outstanding principal balance, at origination of that mortgage loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property;

      over

      (2) the Appraised Value, or, when not available, the Stated Value of that mortgage loan.

      "Collection Period" means, with respect to any payment date, the calendar month preceding the month of that payment date.


                                      S-51





      "Deficiency Amount" means, with respect to any payment date, an amount if any, equal to the sum of:

      (1) the amount by which the aggregate amount of accrued interest on the notes, excluding any Relief Act Shortfalls for that payment date, at the respective Note Rates on that payment date exceeds the amount on deposit in the Note Payment Account available for interest distributions on that payment date; and

      (2) (i) with respect to any payment date that is not the Final Payment Date, any Liquidation Loss Amount for that payment date, to the extent not distributed as part of the Liquidation Loss Distribution Amount for that payment date or a reduction in the Overcollateralization Amount; or

            (ii) on the Final Payment Date, the aggregate outstanding balance of the notes to the extent otherwise not paid on that date.

      "Deleted Loan" means a defective mortgage loan that has been removed from the trust fund pursuant to the terms of the purchase agreement.

      "Depositary" means DTC.

      "Determination Date" means the 18th day of each month, or if the 18th day is not a business day, the next succeeding business day.

      "Distribution Account" means the account established pursuant to the trust agreement for the deposit of amounts distributable to the holders of the certificates.

      "DTC Rules" means the rules, regulations and procedures creating and affecting DTC and its operations.

      "Eligible Substitute Loan" means a mortgage loan substituted by a seller for a Deleted Loan and assigned to the same Loan Group as the Deleted Loan, which mortgage loan must, on the date of the substitution:

      o have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a Deleted Loan, an aggregate outstanding principal balance, not in excess of the principal balance of the related Deleted Loan;

      o have a loan rate and Net Loan Rate no lower than and not more than 1% in excess of the loan rate and Net Loan Rate, respectively, of the related Deleted Loan;

      o have a CLTV Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution;

      o have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;

      o comply with each representation and warranty as to the mortgage loans set forth in the purchase agreement, deemed to be made as of the date of substitution;

      o     be included in the same Loan Group as the Deleted Loan; and

      o     satisfy certain other conditions specified in the indenture.

      "Enhancer" means MBIA Insurance Corporation.

      "Excess Spread" means, with respect to each Loan Group, the related Group Excess Spread for that Loan Group.


                                      S-52





      "Final Payment Date" means the payment date occurring in December 2031.

      "GM" means General Motors Corporation.

      "Group Excess Spread" means, with respect to any payment date and Loan Group and without taking into account any draw on the Policy for that payment date, the excess, if any, of:

      o Interest Collections for the related Collection Period with respect to mortgage loans in that Loan Group;

      over

      o     the sum of:

            (1) the premium for the Policy allocable to that Loan Group for the related payment date; and

            (2) the amounts paid on that payment date to the holders of the notes pursuant to clause second of the payment priorities described under "Description of the Securities--Allocation of Payments on the Mortgage Loans" in this prospectus supplement.

      "Initial Mortgage Documents" means with respect to the mortgage loans, the related mortgage notes, the mortgages and other related documents.

      "Insurance Agreement" means the insurance agreement dated as of March 1, 2001, among the enhancer, the sellers, the depositor, the servicer, the indenture trustee and the issuer.

      "Insured Amount" means, as of any payment date, any Deficiency Amount plus any Preference Amount.

      "Interest Collections" means, with respect to any payment date, an amount equal to the sum of:

      o the portion allocable to interest of all scheduled monthly payments on the mortgage loans received during the related Collection Period, minus the servicing fees,

      o the portion of all Net Liquidation Proceeds allocated to interest under the terms of the mortgage notes, reduced by the servicing fees for that Collection Period, and

      o the interest portion of the Repurchase Price for any Deleted Loans and the cash purchase price paid in connection with any optional purchase of the mortgage loans by the servicer.

      "Interest Period" means, as to the Class A-II-1 notes and any payment date other than the first payment date, the period commencing on the payment date in the month immediately preceding the month in which such payment date occurs and ending on the day preceding such payment date, and in the case of the first payment date, the period commencing on March 29, 2001 and ending on the day preceding the first payment date; and as to the Class A-I notes, the Class A-II-2 notes, the Class A-II-3 notes, the Class A-II-4 notes, the Class A-II-5 notes, the Class A-II-6 notes and the Class A-IO notes and any payment date, the calendar month (such month assumed to consist of 30 days in a year of 360 days) preceding the month in which such payment date occurs.


                                      S-53





      "Interest Shortfall" means, with respect to a class of notes and any payment date on which the Net WAC Rate cap applies to such class, the excess of:

            o the amount of interest that would have accrued on that class of notes during the related Interest Period had that amount not been based on the related Net WAC Rate;

      over

            o the interest actually accrued on that class of notes during that Interest Period.

      "LIBOR" means, with respect to any Interest Period other than the first Interest Period, a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of that Interest Period. With respect to the first Interest Period, LIBOR means a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the closing date. If no such rate appears, LIBOR will be the Reference Bank Rate determined by the indenture trustee. If no such rate appears and the indenture trustee is unable to determine a Reference Bank Rate, LIBOR will be LIBOR applicable to the preceding Interest Period.

      "LIBOR Business Day" means any day other than:

      o     a Saturday or a Sunday; or

      o a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      "Liquidated Mortgage Loan" means, with respect to any payment date, any mortgage loan which the servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it reasonably expects to recover in connection with the disposition of the related mortgaged property have been recovered.

      "Liquidation Loss Amount" means, with respect to any payment date and any Liquidated Mortgage Loan, the unrecovered principal balance of the Liquidated Mortgage Loan and any of its unpaid accrued interest at the end of the related Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds for that mortgage loan.

      "Liquidation Loss Distribution Amount" means, with respect to any payment date, an amount equal to the sum of (A) 100% of the Liquidation Loss Amounts on such payment date, plus (B) any Liquidation Loss Amounts remaining undistributed from any preceding payment date. Any Liquidation Loss Amount remaining undistributed from any preceding payment date shall not be required to be paid as a Liquidation Loss Distribution Amount to the extent that a Liquidation Loss Amount was paid on the notes by means of a draw on the Policy or was reflected in the reduction of the Overcollateralization Amount.

      "Loan Group" means each of Loan Group I and Loan Group II as described in this prospectus supplement.

      "Loan Group I" means the mortgage loans which correspond primarily to the Class A-I notes as described in this prospectus supplement.

      "Loan Group II" means the mortgage loans which correspond primarily to the Class A-II notes as described in this prospectus supplement.


                                      S-54





      "Net Liquidation Proceeds" means, with respect to any Liquidated Mortgage Loan, the proceeds, excluding amounts drawn on the Policy, received in connection with the liquidation of that mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the principal balance of, plus accrued and unpaid interest on, the mortgage loan at the end of the Collection Period immediately preceding the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan.

      "Net Loan Rate" means, with respect to each mortgage loan, the related loan rate minus the sum of the servicing fee rate and the per annum rate at which the premium for the policy due to the enhancer accrues with respect to such mortgage loan.

      "Net WAC Rate" means (A) for the April 2001 payment date through the September 2003 payment date and either Loan Group, a per annum rate equal to (1) the weighted average of the Net Loan Rates of the mortgage loans in that Loan Group, as of the first day of the month preceding the month in which such payment date occurs minus (2) the Note Rate for the Class A-IO notes for such payment date multiplied by a fraction, the numerator of which is (x) the Notional Amount of the Class A-IO notes immediately prior to such payment date, and the denominator of which is (y) the aggregate principal balance of the mortgage loans in that Loan Group, as of the first day of the month preceding the month in which such payment date occurs and (B) for each payment date thereafter and either Loan Group, a per annum rate equal to the weighted average of the Net Loan Rates of the mortgage loans in that Loan Group, as of the first day of the month preceding the month in which such payment date occurs.

      "Note Balance" means, with respect to the notes, other than the Class A-IO notes, and any date of determination, the principal balance of the notes on the closing date less any amounts actually distributed as principal thereon on all prior payment dates.

      "Note Owners" means Persons acquiring beneficial ownership interests in the notes.

      "Note Payment Account" means the account established pursuant to the indenture for the deposit of amounts distributable to the holders of the notes.

      "Note Rate" means, with respect to each Interest Period:

      (i) for the Class A-I notes, the lesser of (A) 6.17% per annum and (B) the related Net WAC Rate;

      (ii) for the Class A-II-1 notes, the least of:

            (A) LIBOR plus a margin of 0.12% per annum,

            (B) 10.00% per annum, and

            (C) the related Net WAC Rate;

      (iii) for the Class A-II-2 notes, 5.37% per annum;

      (iv) for the Class A-II-3 notes, 5.70% per annum;

      (v) for the Class A-II-4 notes, 6.20% per annum;

      (vi) for the Class A-II-5 notes, the lesser of (A) 6.78% per annum and (B) the related Net WAC Rate;


                                      S-55





      (vii) for the Class A-II-6 notes, the lesser of (A) 6.15% per annum and
      (B) the related Net WAC Rate; and

      (viii) for the Class A-IO notes (A) in the case of any payment date up to and including the 30th payment date, 8.00% per annum, and (B) in the case of any payment date thereafter, 0%.

      Notwithstanding the foregoing, the Note Rate on the Class A-I notes, the Class A-II-4 notes, the Class A-II-5 notes and the Class A-II-6 notes will increase by 0.50% per annum beginning with the first Interest Period for each such class of notes commencing after the Step-up Date.

      "Notional Amount" means with respect to the Class A-IO Notes immediately prior to any payment date, the lesser of (i) $65,000,000 and (ii) the sum of the aggregate principal balance of the mortgage loans, prior to giving effect to actual payments of principal received during the related Collection Period. If, on any of the first thirty payment dates, the aggregate principal balance of the mortgage loans in a Loan Group were to fall below 10% of the initial aggregate principal balance of the mortgage loans in that Loan Group, the Notional Amount will be the sum of the principal balances of the mortgage loans in that Loan Group plus 10% of the initial principal balances of the mortgage loans in the other Loan Group.

      "Overcollateralization Amount" means, with respect to any payment date, the amount, if any, by which the outstanding principal balance of the mortgage loans as of the close of business on the last day of the related Collection Period, after applying payments received in that Collection Period, plus amounts on deposit in the Pre-Funding Account, exceeds the Note Balance of the notes on that payment date, after taking into account the payment of the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount for such payment date.

      "Overcollateralization Increase Amount" means, with respect to any payment date, the amount necessary to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

      "Overcollateralization Release Amount" means, with respect to any date of determination, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.

      "Participants" means participants in the DTC, Euroclear or Clearstream, Luxembourg systems.

      "Plan" means any pension, profit-sharing or other employee benefit plan as well as an individual retirement account and certain types of Keogh Plans.

      "Policy" means the financial guaranty insurance policy provided by the enhancer, dated as of March 29, 2001.

      "Pool Balance" means, with respect to any date, the aggregate of the sum of the principal balances of all mortgage loans conveyed to the trust fund as of that date and amounts, if any, on deposit in the Pre-Funding Account.

      "Preference Amount" means any amount previously distributed to a noteholder on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      "Pre-Funding Account" means the account established by the indenture trustee in its name designated the "pre-funding account."


                                      S-56





      "Pre-Funding Period" means the period from the closing date to the earliest of:

      o the date on which the amount on deposit in the Pre-Funding Account is less than $50,000;

      o     June 27, 2001; or

      o     the occurrence of a servicing default under the servicing agreement.

      "Principal Collections" means, with respect to any payment date, an amount equal to the sum of:

      o the amount collected during the related Collection Period, including Net Liquidation Proceeds, allocated to principal of the mortgage loans pursuant to the terms of the related mortgage notes;

      o the principal portion of the repurchase price for any Deleted Loans, including any amounts required to be deposited in the Custodial Account by the seller pursuant to the purchase agreement;

      o the cash purchase price paid in connection with any optional purchase of the mortgage loans by the servicer; and

      o amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period.

      "Principal Collection Distribution Amount" means, with respect to any payment date, the total Principal Collections for that payment date less any Overcollateralization Release Amount for such payment date.

      "Rating Agencies" means Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.

      "Record Date" means, with respect to the Class A-II-1 notes and any payment date, unless the Class A-II-1 notes are no longer held in book-entry form, the close of business on the last business day preceding that payment date, and with respect to the Class A-I notes, the Class A-II-2 notes, the Class A-II-3 notes, the Class A-II-4 notes, the Class A-II-5 notes, the Class A-II-6 notes and the Class A-IO notes, and the Class A-II-1 notes if such notes are no longer held in book-entry form, the last day of the calendar month preceding that payment date.

      "Reference Bank" means each of Barclays Bank plc, National Westminster Bank and Deutsche Bank, A.G.

      "Reference Bank Rate" means, with respect to any Interest Period, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market in amounts approximately equal to the sum of the outstanding Note Balance of the Class A-II-1 notes; provided, that at least two Reference Banks provide that rate. If fewer than two such rates are provided, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the servicer and the enhancer, as of 11:00 a.m., New York time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Balance of the Class A-II-1 notes.

      "Relief Act Shortfalls" means current interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      "REO Loan" means a mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of the noteholders of the related series.


                                      S-57





      "Repurchase Price" means, with respect to any mortgage loan, the amount equal to the principal balance of that mortgage loan at the time of the removal, plus accrued and unpaid interest on that mortgage loan to the date of removal.

      "Required Overcollateralization Amount" means, as to any payment date prior to the Stepdown Date, an amount equal to the sum of (i) 1.25% of the initial Pool Balance; and (ii) with respect to second lien mortgage loans, the sum of (a) an amount equal to 100.00% of the aggregate principal balance of such mortgage loans that are 180 days or more delinquent in payment of principal or interest as of such Payment Date; and (b) an amount equal to 100.00% of the aggregate principal balance of such mortgage loans that are in foreclosure or are REO Loans. On or after the Stepdown Date, the Required Overcollateralization Amount will be calculated pursuant to a formula described in the indenture which will generally depend on the performance of the mortgage loans, provided that such amount shall not be less than a minimum amount described in the indenture. In addition, the Required Overcollateralization Amount may be reduced with the prior written consent of the Enhancer and the Rating Agencies.

      "Securities Intermediary" means, with respect to each Note Owner, the brokerage firm, bank, thrift institution or other securities intermediary that maintains that Note Owner's account.

      "Stated Value" means, with respect to each mortgage loan for which the documentation type is known, the stated value of the related mortgaged property given by the related mortgagor in his or her application.

      "Step-down Date" means the later of:

      o     the payment date in April 2004; and

      o the first payment date on which the Pool Balance (after applying payments received in the related Collection Period) has been reduced to less than 50% of the initial Pool Balance.

      "Step-up Date" means the first payment date on which the Pool Balance is less than 10% of the initial aggregate Pool Balance.

      "Telerate Screen Page 3750" means the display page so designated on the Bridge Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks, or, if such service is no longer offered, such other service for displaying London interbank offered rates or comparable rates as may be selected by the indenture trustee after consultation with the servicer.

      "Trust Estate" means the mortgage loans included in the assets of the issuer.

      "Underwriting Agreement" means the underwriting agreement, dated the date of this prospectus supplement, between Bear, Stearns & Co. Inc., as the representative of the underwriters listed therein, and the depositor.


                                      S-58





                            Description of the Policy

      The following information has been supplied by the enhancer for inclusion in this prospectus supplement. The enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the enhancer set forth under the headings "Description of the Policy" and "The Enhancer" in this prospectus supplement. Additionally, the enhancer makes no representation regarding the notes or the advisability of investing in the notes. No representation is made by the depositor, the servicer, the indenture trustee, the underwriter or any of their affiliates as to the accuracy or completeness of the information in those sections.

      The enhancer, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Amount will be received from the enhancer by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder's proportionate share of the Insured Amount.

      The enhancer's obligations under the Policy, with respect to a particular Insured Amount, will be discharged to the extent funds equal to the applicable Insured Amount are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Amounts will be paid only at the time set forth in the Policy, and no accelerated Insured Amounts will be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of the enhancer.

      Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the trust fund or the indenture trustee for withholding taxes, if any, including interest and penalties in respect of any liability for withholding taxes, Interest Shortfalls or Relief Act Shortfalls.

      The enhancer will pay any Insured Amount that is a Preference Amount on the business day following receipt on a business day by the enhancer's fiscal agent of the following:

      o a certified copy of the order requiring the return of a preference payment;

      o an opinion of counsel satisfactory to the enhancer that the order is final and not subject to appeal;

      o an assignment in a form that is reasonably required by the enhancer, irrevocably assigning to the enhancer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

      o appropriate instruments to effect the appointment of the enhancer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the enhancer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the enhancer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder.


                                      S-59





      The enhancer will pay any other amount payable under the Policy no later than 12:00 p.m., New York time, on the later of the payment date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the enhancer or any successor fiscal agent appointed by the enhancer of a notice from the indenture trustee specifying the Insured Amount which is due and owing on the applicable payment date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the enhancer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the enhancer's fiscal agent for the purposes of this paragraph, and the enhancer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

      Insured Amounts due under the Policy, unless otherwise stated in the Policy, will be disbursed by the enhancer's fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Amount and legally available therefor.

      The fiscal agent is the agent of the enhancer only and the fiscal agent will in no event be liable to noteholders for any acts of the fiscal agent or any failure of the enhancer to deposit or cause to be deposited sufficient funds to make payments due under the Policy.

      Subject to the terms of the indenture, the enhancer will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by the enhancer under the Policy.

      Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the indenture unless the amendment or modification has been approved in writing by the enhancer.

      The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

      The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      A form of the Policy is attached to this prospectus supplement as Appendix A.


                                      S-60





                       Yield and Prepayment Considerations

      The yield to maturity of a note will depend on the price paid by the related noteholder for that note, the Note Rate, the rate and timing of principal payments, including payments in excess of the monthly payment made by the related mortgagor, prepayments in full or terminations, liquidations and repurchases on the mortgage loans in the related Loan Group.

      The yield to maturity and the aggregate amount of distributions on the notes will be affected by the rate and timing of principal payments on the mortgage loans primarily in the corresponding loan group and the amount and timing of mortgagor defaults resulting in Liquidation Loss Amounts in both loan groups. The rate of default of mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens. In addition, yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to breaches of representations and warranties.

      In general, if a note is purchased at a premium over its face amount and payments of principal of such note occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a note is purchased at a discount from its face amount and payments of principal of such note occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

      For any mortgage loans secured by junior mortgages, any inability of the mortgagor to pay off the balance thereof may also affect the ability of the mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the mortgagor's circumstances. Under the servicing agreement the servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the mortgagor's circumstances or result in a prepayment or default under the corresponding junior mortgage loan.

      In addition to the mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the mortgagor's housing needs, the mortgagor's net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments on the mortgage loans. There can be no assurance as to the rate of principal payments on the mortgage loans. The mortgage loans may be prepaid in full or in part without penalty. The rate of principal payments may fluctuate substantially from time to time. Generally, home equity loans are not viewed by borrowers as permanent financing. Due to the unpredictable nature of principal payments on home equity loans, the rates of principal payments may be much more volatile than for typical first lien mortgage loans.

      The mortgage loans generally will contain due-on-sale provisions permitting the related mortgagee to accelerate the maturity of a mortgage loan upon sale or certain transfers by the mortgagor of the underlying mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. The extent to which mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the notes. See "The


                                      S-61





Servicing Agreement--Collection and Other Servicing Procedures" in this prospectus supplement for a description of certain provisions of the servicing agreement that may affect the prepayment experience on the mortgage loans.

      For three years after the closing date, no principal will be distributed to the Class A-II-6 notes, unless the principal balances of the Class A-II-1 notes, Class A-II-2 notes, Class A-II-3 notes, Class A-II-4 notes and Class A-II-5 notes have been reduced to zero. Thereafter, the Class A-II-6 notes, in accordance with its terms, will receive a disproportionately high or low percentage of principal payments allocated to the notes in the Class A-II group.

      On the closing date, the indenture trustee will establish the Pre-Funding Account. Amounts on deposit in the Pre-Funding Account may be used during the Pre-Funding Period to acquire subsequent mortgage loans. In the event that, on the last day in the Pre-Funding Period, any amounts on deposit in the Pre-Funding Account have not been used to acquire subsequent mortgage loans, then the notes, other than the Class A-IO notes, will be prepaid in part with such amounts on the next payment date.

      The servicer may allow the refinancing of a mortgage loan in the trust fund by accepting prepayments for that mortgage loan and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the servicer may encourage refinancing of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the defaulted mortgage loans which may be removed from the trust fund. As a result of these programs:

      o the rate of principal prepayments of the mortgage loans may be higher than would otherwise be the case; and

      o in some cases, the average credit or collateral quality of the mortgage loans remaining in the trust fund may decline.

      Because the loan rates on the mortgage loans and the note rate on the Class A-I, Class A-II-2, Class A-II-3, Class A-II-4, Class A-II-5, Class A-II-6 and Class A-IO notes are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the notes were to rise, the market value of the Class A-I, Class A-II-2, Class A-II-3, Class A-II-4, Class A-II-5, Class A-II-6 and Class A-IO notes may decline. The note rate on the Class A-II-1 notes is variable and will change in response to changes in the LIBOR rate, subject to a maximum rate. Investors in the Class A-II-1 notes should be aware that LIBOR may not change consistently with other market indices. A number of factors affect the performance of an index and may cause an index to move in a manner different from other indices. To the extent LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the Class A-II-1 notes due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, LIBOR may decline more quickly than other market interest rates which may adversely affect the yield on the Class A-II-1 notes.


                                      S-62





      In addition, the note rate on the Class A-I, Class A-II-1, Class A-II-5 and Class A-II-6 notes may be subject to a cap equal to the related Net WAC Rate. To the extent the Net WAC Rate becomes the note rate on any of the Class A-I, Class A-II-1, Class A-II-5 or Class A-II-6 notes, then in any such case, less interest will accrue on such notes than would otherwise be the case. For the April 2001 payment date through the September 2003 payment date, the Net WAC Rate on the Class A-I, Class A-II-1, Class A-II-5 and Class A-II-6 notes will equal the weighted average net loan rate of the mortgage loans in the related Loan Group, adjusted for the interest payable to the Class A-IO notes. As the aggregate principal balance of the mortgage loans is reduced by payments of principal, including prepayments and the proceeds of liquidations of defaulted mortgage loans, the portion of the total amount of interest generated by the mortgage pool that is used to pay interest on the Class A-IO notes will increase. A rapid rate of prepayments on the mortgage loans before the end of the first 30 payment dates would lower the note rate cap applicable to the Class A-I notes, the Class A-II-1 notes, the Class A-II-5 notes and the Class A-II-6 notes, increasing the likelihood that the cap will limit the note rates on the Class A-I notes, the Class A-II-1 notes, the Class A-II-5 notes and the Class A-II-6 notes. On and after the October 2003 payment date, the Net WAC Rate will equal the weighted average net loan rate on the mortgage loans in the related Loan Group. The prepayment of mortgage loans with higher mortgage rates may result in lower note rates on the Class A-I, Class A-II-1, Class A-II-5 and Class A-II-6 notes, particularly after the rates on certain of the specified notes increase by 0.50% per annum after the Step-Up Date. The holders of the Class A-I, Class A-II-1, Class A-II-5 and Class A-II-6 notes will be entitled to recover Interest Shortfalls on any payment date from excess cash flow, if available. There can be no assurance that excess cash flow will be available to pay any such amounts. The Policy does not cover any Interest Shortfalls on the notes.

      The timing of changes in the rate of principal payments on a note may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a note, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

      The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the depositor expects that the servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of Liquidation Loss Amounts on the mortgage loans. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

      The rate and timing of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the notes. There can be no assurance as to the rate of losses or delinquencies on any of the mortgage loans, however, the rate of losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of mortgage loans with high CLTV Ratios or low Junior Ratios. To the extent that any losses are incurred on any of the mortgage loans that are not covered by the applicable credit enhancements, holders of the notes will bear all risk of losses resulting from default by mortgagors. Even where the Policy covers all losses incurred on the mortgage loans, the effect of losses may be to increase prepayment rates on the mortgage loans, thus reducing the weighted average life and affecting the yield to maturity.


                                      S-63





      "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the notes, other than the Class A-IO notes, will be influenced by, among other factors, the rate of principal payments on the mortgage loans.

      The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under "The Agreements--The Trust Agreement and the Indenture--Reports to Noteholders," which will include information as to the outstanding Note Balance. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

      If, at any time prior to September 1, 2003, the aggregate principal balance of the mortgage loans is reduced to $65,000,000 or less, the yield to investors in the Class A-IO notes will become extremely sensitive to the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Further, if the servicer exercises its option to terminate the trust fund and such action results in the retirement of the notes prior to the payment date in September 2003, then the holders of the Class A-IO notes will receive fewer than the thirty distributions of interest that they would otherwise have been entitled to receive. Investors in the Class A-IO notes should fully consider the risk that an extremely rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

      Based upon the structuring assumptions, and further assuming (i) prepayments occur at approximately 63% of the prepayment assumption described below, (ii) an aggregate assumed purchase price of $12,063,143.44, including accrued interest, and (iii) the servicer exercises its option to purchase the assets of the trust fund on the first possible payment date, the pre-tax yield of the Class A-IO notes would be approximately 0%. If the actual prepayment rate on the mortgage loans were to exceed such rate, then assuming the mortgage loans conform with all other structuring assumptions, initial investors in the Class A-IO notes would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-IO notes.

      The 0% pre-tax yield described above was calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO notes, would cause the discounted present value of such assumed stream of cash flow to the closing date to equal the assumed purchase price, which includes accrued interest, and converting such monthly rate to a corporate bond equivalent rate. Such calculations do not take into account the interest rates at which funds received by holders of the Class A-IO notes may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO notes when such reinvestment rates are considered.

      The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% prepayment assumption assumes a constant prepayment rate of 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional approximately 2.00% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate of 26% per annum


                                      S-64





each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

      The tables below have been prepared on the basis of assumptions regarding the performance of the mortgage loans set forth in the following paragraph and further assume, among other things, that the mortgage loans have the following characteristics:

                                                                   Original Term     Remaining Term      Assumed
                         Balance         Gross WAC     Net WAC        (months)          (months)        Delivery
                         -------         ---------     -------        --------          --------        --------
Loan Group I           $60,596,317.64     9.822%        9.322%          107                106           Closing
                      $160,865,889.09     10.272%       9.772%          180                179           Closing
                       $24,968,901.34     10.220%       9.720%          240                239           Closing
                      $124,991,550.00     10.412%       9.912%          300                299           Closing
                        $5,285,598.70     10.414%       9.914%          360                358           Closing
                        $6,617,894.12     9.822%        9.322%          107                107         April 2001
                       $17,544,703.62     10.272%       9.772%          180                180         April 2001
                        $2,727,032.89     10.220%       9.720%          240                240         April 2001
                       $13,636,150.00     10.412%       9.912%          300                300         April 2001
                          $571,467.10     10.414%       9.914%          360                360         April 2001
                        $6,617,894.12     9.822%        9.322%          107                107          May 2001
                       $17,544,703.64     10.272%       9.772%          180                180          May 2001
                        $2,727,032.89     10.220%       9.720%          240                240          May 2001
                       $13,636,150.00     10.412%       9.912%          300                300          May 2001
                          $571,467.10     10.414%       9.914%          360                360          May 2001
                        $6,617,894.12     9.822%        9.322%          107                107          June 2001
                       $17,544,703.64     10.272%       9.772%          180                180          June 2001
                        $2,727,032.89     10.220%       9.720%          240                240          June 2001
                       $13,636,150.00     10.412%       9.912%          300                300          June 2001
                          $571,467.10     10.414%       9.914%          360                360          June 2001

Loan Group II           $8,267,163.51     10.141%       9.641%          108                107           Closing
                       $40,564,803.23     10.260%       9.760%          180                179           Closing
                       $10,387,253.33     10.025%       9.525%          240                239           Closing
                       $61,887,246.67     10.082%       9.582%          300                299           Closing
                        $7,826,385.31     9.847%        9.347%          360                358           Closing
                          $449,278.83     10.141%       9.641%          108                108         April 2001
                        $2,208,398.92     10.260%       9.760%          180                180         April 2001
                          $567,582.22     10.025%       9.525%          240                240         April 2001
                        $3,370,917.78     10.082%       9.582%          300                300         April 2001
                          $426,204.90     9.847%        9.347%          360                360         April 2001
                          $449,278.83     10.141%       9.641%          108                108          May 2001
                        $2,208,398.92     10.260%       9.760%          180                180          May 2001
                          $567,582.22     10.025%       9.525%          240                240          May 2001
                        $3,370,917.78     10.082%       9.582%          300                300          May 2001
                          $426,204.90     9.847%        9.347%          360                360          May 2001
                          $449,278.83     10.141%       9.641%          108                108          June 2001
                        $2,208,398.92     10.260%       9.760%          180                180          June 2001
                          $567,582.22     10.025%       9.525%          240                240          June 2001
                        $3,370,917.78     10.082%       9.582%          300                300          June 2001
                          $426,204.90     9.847%        9.347%          360                360          June 2001


                                      S-65





      In addition, it was assumed that:

      o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

      o none of the sellers, the servicer or the depositor will repurchase any mortgage loan and the servicer does not exercise its option to purchase all of the mortgage loans and therefore cause a termination of the trust, except as indicated in the tables below;

      o there are no delinquencies or Liquidation Loss Amounts on the mortgage loans;

      o principal payments on the mortgage loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the prepayment assumption in the tables;

      o the mortgage loans pay on the basis of a 30-day month and a 360-day year;

      o     LIBOR will remain constant at 5.05625% per annum;

      o payments on the notes will be made on the 25th day of each month, commencing in April 2001;

      o the Required Overcollateralization Amount on payment dates on and after the Stepdown Date is subject to a floor equal to the product of 0.50% and the initial Pool Balance;

      o the Pre-Funding Account accrues reinvestment income at a rate of 5.05625% per annum based on the assumed delivery of the mortgage loans as set forth above in the table above; and

      o     the notes will be purchased on March 29, 2001.

      The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of the prepayment assumption until maturity or that all of the mortgage loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the mortgage loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentage of initial note balance outstanding over time and the weighted average life of the notes.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the notes, other than the Class A-IO notes, and list the percentage of the initial note balance of each class of notes, other than the Class A-IO notes, that would be outstanding after each of the payment dates shown at various percentages of the prepayment assumption.


                                      S-66





               Percentage of Initial Class A-I Note Balance(1)(2)

Payment Date                                                      Percentage of Balance
                                                 ---------------------------------------------------------
Percentage of Prepayment Assumption                   0%       50%       75%     100%      125%      150%
                                                 ---------------------------------------------------------
Initial........................................      100       100       100      100       100       100
March 2002.....................................       96        88        85       81        77        73
March 2003.....................................       93        74        66       58        50        43
March 2004.....................................       89        62        51       41        32        24
March 2005.....................................       85        51        39       29        21        15
March 2006.....................................       81        42        30       20        13         8
March 2007.....................................       76        35        23       14         8         5
March 2008.....................................       71        28        17       10         5         2
March 2009.....................................       65        23        12        6         3         1
March 2010.....................................       59        18         9        4         2         *
March 2011.....................................       55        14         7        3         1         *
March 2012.....................................       50        11         5        2         *         0
March 2013.....................................       45         9         3        1         *         0
March 2014.....................................       39         7         2        *         0         0
March 2015.....................................       33         5         1        *         0         0
March 2016.....................................       27         3         1        0         0         0
March 2017.....................................       25         2         *        0         0         0
March 2018.....................................       23         2         *        0         0         0
March 2019.....................................       20         1         0        0         0         0
March 2020.....................................       18         1         0        0         0         0
March 2021.....................................       15         1         0        0         0         0
March 2022.....................................       12         *         0        0         0         0
March 2023.....................................       10         *         0        0         0         0
March 2024.....................................        7         0         0        0         0         0
March 2025.....................................        4         0         0        0         0         0
March 2026.....................................        *         0         0        0         0         0
March 2027.....................................        0         0         0        0         0         0
March 2028.....................................        0         0         0        0         0         0
March 2029.....................................        0         0         0        0         0         0
March 2030.....................................        0         0         0        0         0         0
March 2031.....................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    11.40      5.04      3.78     3.00      2.47      2.10
Weighted Average Life to maturity (years)......    11.51      5.30      4.02     3.20      2.64      2.24

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the prepayment assumption disclosed above.

(2)   All percentages are rounded to the nearest 1%.

      * less than 0.50% but greater than 0.


                                      S-67





              Percentage of Initial Class A-II-1 Note Balance(1)(2)

Payment Date                                                      Percentage of Balance
                                                 ---------------------------------------------------------
Percentage of Prepayment Assumption                   0%       50%       75%     100%      125%      150%
                                                 ---------------------------------------------------------
Initial........................................      100       100       100      100       100       100
March 2002.....................................       91        66        54       42        29        16
March 2003.....................................       84        25         0        0         0         0
March 2004.....................................       77         0         0        0         0         0
March 2005.....................................       69         0         0        0         0         0
March 2006.....................................       60         0         0        0         0         0
March 2007.....................................       51         0         0        0         0         0
March 2008.....................................       41         0         0        0         0         0
March 2009.....................................       33         0         0        0         0         0
March 2010.....................................       23         0         0        0         0         0
March 2011.....................................       14         0         0        0         0         0
March 2012.....................................        4         0         0        0         0         0
March 2013.....................................        0         0         0        0         0         0
March 2014.....................................        0         0         0        0         0         0
March 2015.....................................        0         0         0        0         0         0
March 2016.....................................        0         0         0        0         0         0
March 2017.....................................        0         0         0        0         0         0
March 2018.....................................        0         0         0        0         0         0
March 2019.....................................        0         0         0        0         0         0
March 2020.....................................        0         0         0        0         0         0
March 2021.....................................        0         0         0        0         0         0
March 2022.....................................        0         0         0        0         0         0
March 2023.....................................        0         0         0        0         0         0
March 2024.....................................        0         0         0        0         0         0
March 2025.....................................        0         0         0        0         0         0
March 2026.....................................        0         0         0        0         0         0
March 2027.....................................        0         0         0        0         0         0
March 2028.....................................        0         0         0        0         0         0
March 2029.....................................        0         0         0        0         0         0
March 2030.....................................        0         0         0        0         0         0
March 2031.....................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......     5.99      1.42      1.09     0.90      0.78      0.70
Weighted Average Life to maturity (years)......     5.99      1.42      1.09     0.90      0.78      0.70

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the prepayment assumption disclosed above.

(2)   All percentages are rounded to the nearest 1%.


                                      S-68





              Percentage of Initial Class A-II-2 Note Balance(1)(2)

Payment Date                                                      Percentage of Balance
                                                 ---------------------------------------------------------
Percentage of Prepayment Assumption                   0%       50%       75%     100%      125%      150%
                                                 ---------------------------------------------------------
Initial........................................      100       100       100      100       100       100
March 2002.....................................      100       100       100      100       100       100
March 2003.....................................      100       100        96       45         0         0
March 2004.....................................      100        80         8        0         0         0
March 2005.....................................      100        23         0        0         0         0
March 2006.....................................      100         0         0        0         0         0
March 2007.....................................      100         0         0        0         0         0
March 2008.....................................      100         0         0        0         0         0
March 2009.....................................      100         0         0        0         0         0
March 2010.....................................      100         0         0        0         0         0
March 2011.....................................      100         0         0        0         0         0
March 2012.....................................      100         0         0        0         0         0
March 2013.....................................       85         0         0        0         0         0
March 2014.....................................       60         0         0        0         0         0
March 2015.....................................       30         0         0        0         0         0
March 2016.....................................        0         0         0        0         0         0
March 2017.....................................        0         0         0        0         0         0
March 2018.....................................        0         0         0        0         0         0
March 2019.....................................        0         0         0        0         0         0
March 2020.....................................        0         0         0        0         0         0
March 2021.....................................        0         0         0        0         0         0
March 2022.....................................        0         0         0        0         0         0
March 2023.....................................        0         0         0        0         0         0
March 2024.....................................        0         0         0        0         0         0
March 2025.....................................        0         0         0        0         0         0
March 2026.....................................        0         0         0        0         0         0
March 2027.....................................        0         0         0        0         0         0
March 2028.....................................        0         0         0        0         0         0
March 2029.....................................        0         0         0        0         0         0
March 2030.....................................        0         0         0        0         0         0
March 2031.....................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    13.30      3.56      2.54     2.00      1.66      1.43
Weighted Average Life to maturity (years)......    13.30      3.56      2.54     2.00      1.66      1.43

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the prepayment assumption disclosed above.

(2)   All percentages are rounded to the nearest 1%.


                                      S-69





              Percentage of Initial Class A-II-3 Note Balance(1)(2)

Payment Date                                                      Percentage of Balance
                                                 ---------------------------------------------------------
Percentage of Prepayment Assumption                   0%       50%       75%     100%      125%      150%
                                                 ---------------------------------------------------------
Initial........................................      100       100       100      100       100       100
March 2002.....................................      100       100       100      100       100       100
March 2003.....................................      100       100       100      100        97        51
March 2004.....................................      100       100       100       44         0         0
March 2005.....................................      100       100        44        0         0         0
March 2006.....................................      100        75         0        0         0         0
March 2007.....................................      100        36         0        0         0         0
March 2008.....................................      100         5         0        0         0         0
March 2009.....................................      100         0         0        0         0         0
March 2010.....................................      100         0         0        0         0         0
March 2011.....................................      100         0         0        0         0         0
March 2012.....................................      100         0         0        0         0         0
March 2013.....................................      100         0         0        0         0         0
March 2014.....................................      100         0         0        0         0         0
March 2015.....................................      100         0         0        0         0         0
March 2016.....................................       97         0         0        0         0         0
March 2017.....................................       81         0         0        0         0         0
March 2018.....................................       64         0         0        0         0         0
March 2019.....................................       45         0         0        0         0         0
March 2020.....................................       23         0         0        0         0         0
March 2021.....................................        0         0         0        0         0         0
March 2022.....................................        0         0         0        0         0         0
March 2023.....................................        0         0         0        0         0         0
March 2024.....................................        0         0         0        0         0         0
March 2025.....................................        0         0         0        0         0         0
March 2026.....................................        0         0         0        0         0         0
March 2027.....................................        0         0         0        0         0         0
March 2028.....................................        0         0         0        0         0         0
March 2029.....................................        0         0         0        0         0         0
March 2030.....................................        0         0         0        0         0         0
March 2031.....................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    17.65      5.72      3.95     3.00      2.43      2.05
Weighted Average Life to maturity (years)......    17.65      5.72      3.95     3.00      2.43      2.05

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the prepayment assumption disclosed above.

(2)   All percentages are rounded to the nearest 1%.


                                      S-70





              Percentage of Initial Class A-II-4 Note Balance(1)(2)

Payment Date                                                      Percentage of Balance
                                                 ---------------------------------------------------------
Percentage of Prepayment Assumption                   0%       50%       75%     100%      125%      150%
                                                 ---------------------------------------------------------
Initial........................................      100       100       100      100       100       100
March 2002.....................................      100       100       100      100       100       100
March 2003.....................................      100       100       100      100       100       100
March 2004.....................................      100       100       100      100        89        47
March 2005.....................................      100       100       100       83        38         3
March 2006.....................................      100       100        95       42         4         0
March 2007.....................................      100       100        64       18         0         0
March 2008.....................................      100       100        41        2         0         0
March 2009.....................................      100        90        32        0         0         0
March 2010.....................................      100        73        20        0         0         0
March 2011.....................................      100        56         8        0         0         0
March 2012.....................................      100        41         0        0         0         0
March 2013.....................................      100        27         0        0         0         0
March 2014.....................................      100        14         0        0         0         0
March 2015.....................................      100         3         0        0         0         0
March 2016.....................................      100         0         0        0         0         0
March 2017.....................................      100         0         0        0         0         0
March 2018.....................................      100         0         0        0         0         0
March 2019.....................................      100         0         0        0         0         0
March 2020.....................................      100         0         0        0         0         0
March 2021.....................................       99         0         0        0         0         0
March 2022.....................................       79         0         0        0         0         0
March 2023.....................................       58         0         0        0         0         0
March 2024.....................................       34         0         0        0         0         0
March 2025.....................................        7         0         0        0         0         0
March 2026.....................................        0         0         0        0         0         0
March 2027.....................................        0         0         0        0         0         0
March 2028.....................................        0         0         0        0         0         0
March 2029.....................................        0         0         0        0         0         0
March 2030.....................................        0         0         0        0         0         0
March 2031.....................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    21.89     10.26      6.96     5.00      3.85      3.11
Weighted Average Life to maturity (years)......    22.28     10.56      7.14     5.01      3.85      3.11

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the prepayment assumption disclosed above.

(2)   All percentages are rounded to the nearest 1%.


                                      S-71





              Percentage of Initial Class A-II-5 Note Balance(1)(2)

Payment Date                                                      Percentage of Balance
                                                 ---------------------------------------------------------
Percentage of Prepayment Assumption                   0%       50%       75%     100%      125%      150%
                                                 ---------------------------------------------------------
Initial........................................      100       100       100      100       100       100
March 2002.....................................      100       100       100      100       100       100
March 2003.....................................      100       100       100      100       100       100
March 2004.....................................      100       100       100      100       100       100
March 2005.....................................      100       100       100      100       100       100
March 2006.....................................      100       100       100      100       100        36
March 2007.....................................      100       100       100      100        64        13
March 2008.....................................      100       100       100      100        40         7
March 2009.....................................      100       100       100       97        40         7
March 2010.....................................      100       100       100       73        29         7
March 2011.....................................      100       100       100       51        17         1
March 2012.....................................      100       100        94       34         8         0
March 2013.....................................      100       100        68       21         2         0
March 2014.....................................      100       100        48       11         0         0
March 2015.....................................      100       100        33        5         0         0
March 2016.....................................      100        81        20        0         0         0
March 2017.....................................      100        64        13        0         0         0
March 2018.....................................      100        50         8        0         0         0
March 2019.....................................      100        37         1        0         0         0
March 2020.....................................      100        27         0        0         0         0
March 2021.....................................      100        18         0        0         0         0
March 2022.....................................      100        11         0        0         0         0
March 2023.....................................      100         6         0        0         0         0
March 2024.....................................      100         0         0        0         0         0
March 2025.....................................      100         0         0        0         0         0
March 2026.....................................       39         0         0        0         0         0
March 2027.....................................       24         0         0        0         0         0
March 2028.....................................       11         0         0        0         0         0
March 2029.....................................        0         0         0        0         0         0
March 2030.....................................        0         0         0        0         0         0
March 2031.....................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    22.57     11.99      8.99     7.07      5.68      4.63
Weighted Average Life to maturity (years)......    25.31     17.46     13.39    10.45      7.54      5.22

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the prepayment assumption disclosed above.

(2)   All percentages are rounded to the nearest 1%.


                                      S-72





              Percentage of Initial Class A-II-6 Note Balance(1)(2)

Payment Date                                                      Percentage of Balance
                                                 ---------------------------------------------------------
Percentage of Prepayment Assumption                   0%       50%       75%     100%      125%      150%
                                                 ---------------------------------------------------------
Initial........................................      100       100       100      100       100       100
March 2002.....................................      100       100       100      100       100       100
March 2003.....................................      100       100       100      100       100       100
March 2004.....................................      100       100       100      100       100       100
March 2005.....................................       99        93        90       86        83        80
March 2006.....................................       97        86        80       74        69        62
March 2007.....................................       94        74        65       56        48        39
March 2008.....................................       90        62        50       39        30        21
March 2009.....................................       77        34        21       13         9         8
March 2010.....................................       64        19         9        4         2         1
March 2011.....................................       54        10         4        1         *         *
March 2012.....................................       44         5         1        *         *         0
March 2013.....................................       35         3         1        *         *         0
March 2014.....................................       26         1         *        *         0         0
March 2015.....................................       19         1         *        *         0         0
March 2016.....................................       12         *         *        0         0         0
March 2017.....................................       10         *         *        0         0         0
March 2018.....................................        8         *         *        0         0         0
March 2019.....................................        6         *         *        0         0         0
March 2020.....................................        4         *         0        0         0         0
March 2021.....................................        2         *         0        0         0         0
March 2022.....................................        2         *         0        0         0         0
March 2023.....................................        1         *         0        0         0         0
March 2024.....................................        *         0         0        0         0         0
March 2025.....................................        *         0         0        0         0         0
March 2026.....................................        *         0         0        0         0         0
March 2027.....................................        *         0         0        0         0         0
March 2028.....................................        *         0         0        0         0         0
March 2029.....................................        0         0         0        0         0         0
March 2030.....................................        0         0         0        0         0         0
March 2031.....................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......    10.94      7.34      6.60     5.91      5.13      4.51
Weighted Average Life to maturity (years)......    10.95      7.38      6.70     6.23      5.90      5.62

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the prepayment assumption disclosed above.

(2)   All percentages are rounded to the nearest 1%.

      * less than 0.50% but greater than 0.


                                      S-73





               Percentage of Initial Class A-IO Note Balance(1)(2)

Payment Date                                                      Percentage of Balance
                                                 ---------------------------------------------------------
Percentage of Prepayment Assumption                   0%       50%       75%     100%      125%      150%
                                                 ---------------------------------------------------------
Initial........................................      100       100       100      100       100       100
March 2002.....................................      100       100       100      100       100       100
March 2003.....................................      100       100       100      100       100       100
March 2004.....................................        0         0         0        0         0         0
March 2005.....................................        0         0         0        0         0         0
March 2006.....................................        0         0         0        0         0         0
March 2007.....................................        0         0         0        0         0         0
March 2008.....................................        0         0         0        0         0         0
March 2009.....................................        0         0         0        0         0         0
March 2010.....................................        0         0         0        0         0         0
March 2011.....................................        0         0         0        0         0         0
March 2012.....................................        0         0         0        0         0         0
March 2013.....................................        0         0         0        0         0         0
March 2014.....................................        0         0         0        0         0         0
March 2015.....................................        0         0         0        0         0         0
March 2016.....................................        0         0         0        0         0         0
March 2017.....................................        0         0         0        0         0         0
March 2018.....................................        0         0         0        0         0         0
March 2019.....................................        0         0         0        0         0         0
March 2020.....................................        0         0         0        0         0         0
March 2021.....................................        0         0         0        0         0         0
March 2022.....................................        0         0         0        0         0         0
March 2023.....................................        0         0         0        0         0         0
March 2024.....................................        0         0         0        0         0         0
March 2025.....................................        0         0         0        0         0         0
March 2026.....................................        0         0         0        0         0         0
March 2027.....................................        0         0         0        0         0         0
March 2028.....................................        0         0         0        0         0         0
March 2029.....................................        0         0         0        0         0         0
March 2030.....................................        0         0         0        0         0         0
March 2031.....................................        0         0         0        0         0         0
Weighted Average Life to 10% call (years)......     2.49      2.49      2.49     2.49      2.49      2.49
Weighted Average Life to maturity (years)......     2.49      2.49      2.49     2.49      2.49      2.49

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the prepayment assumption disclosed above.

(2)   All percentages are rounded to the nearest 1%.


                                      S-74





                                 The Agreements

                             The Purchase Agreement

      The initial mortgage loans to be transferred to the issuer by the depositor were or will be purchased by the depositor from the sellers pursuant to the mortgage loan purchase agreement, or purchase agreement, dated as of the cut-off date, among the sellers, the depositor, the issuer and the indenture trustee. The following summary describes certain terms of the purchase agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase agreement. See "The Agreements" in the prospectus.

Purchase of Mortgage Loans

      Under the purchase agreement, the sellers have agreed to transfer and assign, without recourse, to the depositor the initial mortgage loans and the Initial Mortgage Documents. Pursuant to an assignment by the depositor executed on the closing date, upon the transfer to the depositor, the initial mortgage loans will be transferred, without recourse, by the depositor to the issuer, as well as the depositor's rights in, to and under the purchase agreement. The owner trustee, on behalf of the trust fund, will, concurrently with the assignment, grant a security interest in the trust fund to the indenture trustee to secure the notes. Subsequent mortgage loans are intended to be purchased by the issuer from the sellers on or before June 27, 2001, as set forth in the purchase agreement, from funds on deposit in the Pre-Funding Account. The purchase agreement will provide that the subsequent mortgage loans must conform to certain specified characteristics described above under "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans." For a general description of the sellers, see "The Sellers and Servicer" in this prospectus supplement. The purchase price of the initial mortgage loans is a specified amount payable by the depositor, as provided in the purchase agreement. The purchase price paid for any subsequent mortgage loans by the indenture trustee, at the direction of the issuer, from amounts on deposit in the Pre-Funding Account shall be one hundred percent (100%) of the aggregate principal balances of the subsequent mortgage loans as of the date so transferred, as identified on the schedule attached to the related subsequent transfer agreement provided by GMACM.

      The purchase agreement will require that, within a specified time period, GMACM deliver to the indenture trustee, as the issuer's agent for such purpose, the mortgage loans and the Initial Mortgage Documents, which will include the following:

      (1) the mortgage note and any modification or amendment thereto, endorsed without recourse in blank;

      (2) the mortgage, or a copy of the mortgage certified by an officer of the servicer for any mortgage not returned from the public recording office, with evidence of recording indicated thereon;

      (3)   an assignment in recordable form of the mortgage; and

      (4) if applicable, any riders or modifications to the mortgage note and mortgage, together with certain other documents at the times as set forth in the related agreement.

      In lieu of delivery of original mortgages, GMACM may deliver true and correct copies of the original mortgages that have been certified as to authenticity by the appropriate county recording office where those mortgages were recorded. The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.


                                      S-75





Representations and Warranties

      The respective seller or GMACM, in its capacity as servicer, will represent and warrant to the depositor, and will represent and warrant to the issuer with respect to any subsequent mortgage loans, that, among other things, as of the closing date and the related subsequent transfer date with respect to any subsequent mortgage loans:

      o as of the cut-off date, with respect to the initial mortgage loans, or related subsequent transfer date, with respect to any subsequent mortgage loans, the information set forth in a schedule of the related mortgage loans is true and correct in all material respects as of the date or dates respecting which the information is furnished;

      o immediately prior to the sale of the initial mortgage loans to the depositor and the subsequent mortgage loans to the issuer, the respective seller was the sole owner and holder of the mortgage loans free and clear of any and all liens and security interests;

      o the purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the sellers in and to the initial mortgage loans or the subsequent mortgage loans, as applicable, and the proceeds thereof;

      o to the best of GMACM's knowledge, each mortgage loan complied in all material respects with all applicable local, state and federal laws;

      o no mortgage loan is 30 days or more delinquent in payment of principal and interest; and

      o to the best of GMACM's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related mortgaged property.

      The depositor will assign to the issuer all of its right, title and interest in the purchase agreement, insofar as the purchase agreement relates to the representations and warranties made by the sellers in respect of the initial mortgage loans and any remedies provided for with respect to any breach of the representations and warranties. The representations and warranties of the sellers will be assigned by the issuer to the indenture trustee for the benefit of the noteholders and the enhancer, and therefore a breach of the representations and warranties of the sellers will be enforceable on behalf of the trust fund. If a seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the noteholders or the enhancer in that mortgage loan, within 90 days after notice from the servicer, such seller will be obligated to repurchase the mortgage loan at the Repurchase Price.

      As to any mortgage loan required to be purchased by a seller as provided above, rather than purchase the mortgage loan, the seller may, at its sole option, within two years after the closing date, remove the Deleted Loan from the trust fund and substitute in its place an Eligible Substitute Loan.


                                      S-76





Review of Mortgage Loans

      Escrow Bank USA, an affiliate of GMACM and the depositor, will be the custodian with respect to the mortgage loans pursuant to a custodial agreement and will maintain possession of and review documents relating to the mortgage loans as the agent of the indenture trustee or, following payment in full of the notes and discharge of the indenture, the owner trustee.

      The custodian will hold the documents relating to the mortgage loans in trust for the benefit of the holders of the securities. Within 90 days of the closing date or within 90 days of the related subsequent transfer date with respect to any subsequent mortgage loans, the custodian will review or cause to be reviewed the mortgage loans and the Initial Mortgage Documents and if any mortgage loan or Initial Mortgage Document is found to be defective in any material respect which may materially and adversely affect the value of the related mortgage loan or the interests of the indenture trustee, as pledgee of the trust fund, the securityholders or the enhancer in that mortgage loan and the defect is not cured within 90 days following notification thereof to the seller and the issuer by the custodian, the seller will be obligated under the purchase agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any deposit into the Custodial Account, the seller may, within two years after the closing date, substitute an Eligible Substitute Loan. Any purchase or substitution will result in the removal of the defective mortgage loan from the trust fund. The obligation of the seller to remove a Deleted Loan from the trust fund is the sole remedy regarding any defects in the mortgage loans and Initial Mortgage Documents available to the issuer, the certificateholders, or the owner trustee on behalf of the certificateholders, and the noteholders, or the indenture trustee on behalf of the noteholders, against the sellers. Any mortgage loan not so purchased or substituted for shall remain in the trust fund.

                             The Servicing Agreement

      The following summary describes certain terms of the servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. See "The Agreements" in the prospectus.

      All of the mortgage loans will initially be serviced by the servicer, but may be subserviced by one or more subservicers designated by the servicer pursuant to subservicing agreements between the servicer and any future subservicers. For a general description of the servicer and its activities, and certain information concerning the servicer's delinquency experience on residential mortgage loans, see "The Sellers and Servicer--Delinquency and Loss Experience of the Servicer's Portfolio" in this prospectus supplement.

Principal Collections and Interest Collections

      All collections on the mortgage loans will generally be allocated in accordance with the related mortgage notes between amounts collected in respect of interest and amounts collected in respect of principal.

      The servicer will be required to establish and maintain the Custodial Account. On each Determination Date, the servicer will determine the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account prior to the close of business on the business day next succeeding each Determination Date.


                                      S-77





      The servicer will make withdrawals from the Custodial Account, including but not limited to the following, and deposit the withdrawn amounts as follows:

      o to pay to itself or the sellers various reimbursement amounts and other amounts as provided in the servicing agreement; and

      o to the Note Payment Account, an amount equal to the Principal Collections and Interest Collections remaining on the business day prior to each payment date.

Collection and Other Servicing Procedures

      The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the servicing agreement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the mortgage loans included in the mortgage pool. Consistent with that standard, the servicer may in its discretion waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage loan, provided that the insurance coverage for that mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or the extension.

      The servicer, at its option and in its sole discretion, may make advances by depositing into the Custodial Account amounts representing installments of interest on any mortgage loan that is delinquent as of the end of the related Collection Period if the servicer believes that the advances will be recoverable from payments on, or other proceeds of, that mortgage loan. If the servicer makes any optional advances of delinquent interest, the servicer shall be entitled to reimburse itself by withdrawing those amounts from the Custodial Account prior to any distribution of amounts on deposit therein to the noteholders.

      In certain instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the enhancer and the noteholders, the servicer may permit certain modifications of the mortgage loan or make forbearances on the mortgage loan rather than proceeding with foreclosure or repossession, if applicable. In making the determination, the loss that might result if the mortgage loan were liquidated would be taken into account. Any modifications may have the effect of reducing the loan rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, the notes.

      In any case in which mortgaged property subject to a mortgage loan is being conveyed by the mortgagor, the servicer shall in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the servicer is prevented from enforcing the due-on-sale clause under applicable law or if the servicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, the servicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person will become liable under the related mortgage note subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan if the servicer shall have determined in good faith that the release will not adversely affect the ability to make full and timely collections on the related mortgage loan. Any fee collected by the servicer for entering into an assumption or substitution of liability agreement will be retained by the servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.


                                      S-78





      Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan,and the servicer has received an opinion of counsel that the requested act will not adversely affect the status of any REMIC as a REMIC for federal income tax purposes. Any fee collected by the servicer for processing the request will be retained by the servicer as additional servicing compensation.

      The servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under the servicing agreement.

Non-Recordation of Assignments

      Subject to the conditions described in the servicing agreement, GMACM will not be required to record assignments of the mortgages to the indenture trustee in the real property records of the states in which the related mortgaged properties are located. GMACM will retain record title to the mortgages on behalf of the indenture trustee and the securityholders. Although the recordation of the assignments of the mortgages in favor of the indenture trustee is not necessary to effect a transfer of the mortgage loans to the indenture trustee, if GMACM were to sell, assign, satisfy or discharge any mortgage loan prior to recording the related assignment in favor of the indenture trustee, the other parties to the sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee. In some states, including Florida, in the absence of recordation of the assignments of the mortgages, the transfer to the indenture trustee of the mortgage loans may not be effective against certain creditors or purchasers from the sellers or a trustee in bankruptcy thereof. If those other parties, creditors or purchasers have rights to the mortgage loans that are superior to those of the indenture trustee, securityholders could lose the right to future payments of principal and interest to the extent that those rights are not otherwise enforceable in favor of the indenture trustee under the applicable mortgage documents.

Events of Default; Rights Upon Event of Default

      A servicing default under the servicing agreement generally will include:

      o any failure by the servicer to deposit to the Custodial Account, Distribution Account or the Note Payment Account any required payment which continues unremedied for five (5) business days after the date upon which written notice of the failure shall have been given to the servicer by the issuer or the indenture trustee, or to the servicer, the issuer and the indenture trustee by the enhancer;

      o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement which continues unremedied for 45 days after the date upon which written notice of the failure shall have been given to the servicer by the Issuer or the indenture trustee, or to the servicer, the issuer and the indenture trustee by the enhancer;

      o certain events of insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations; and

      o     certain other events relating to the servicer.


                                      S-79





      So long as a servicing default under the servicing agreement remains unremedied, either the depositor, the enhancer, so long as it is not in default of its payment obligations under the Policy, or the indenture trustee may, by written notification to the servicer and to the issuer or the indenture trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than any right of the servicer as securityholder and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of termination, and reimbursement of other amounts the servicer is entitled to withdraw from the Custodial Account, whereupon the indenture trustee, in accordance with the terms of the servicing agreement, will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than the obligation to purchase mortgage loans under certain circumstances, and will be entitled to similar compensation arrangements. In the event that the indenture trustee would be obligated to succeed the servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the servicing agreement; provided that any successor servicer shall be acceptable to the enhancer, as evidenced by the enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided further that the appointment of any successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the notes by the Rating Agencies, if determined without regard to the Policy. Pending the appointment of a successor servicer, the indenture trustee is obligated to act as servicer unless prohibited by law from so acting. The indenture trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.

Evidence as to Compliance

      The servicing agreement provides for delivery on or before a specified date in each year, to the depositor, the enhancer and the indenture trustee, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled in all material respects the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers throughout the preceding year or, if there has been a material default in the fulfillment of any servicing obligation, the statement shall specify each known default and the nature and status thereof. The statement may be provided as a single form making the required statements as to the servicing agreement along with other similar agreements.

      The servicing agreement also provides that on or before a specified date in each year, beginning on the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the indenture trustee to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under the related agreements, including the servicing agreement, was conducted substantially in compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, to the extent that procedures in the Uniform Single Attestation Program for Mortgage Bankers are applicable to the servicing obligations set forth in the related agreements, except for any significant exceptions or errors in records that shall be reported in the statement.

      Copies of the annual statement of an officer of the servicer may be obtained by noteholders without charge upon written request to the servicer, at the address indicated in the monthly statement to noteholders.


                                      S-80





Certain Matters Regarding the Servicer

      The servicing agreement provides that the servicer may not resign from its obligations and duties under the servicing agreement except upon a determination that performance of its obligations and duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement.

      The servicing agreement also provides that, except as set forth below, neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the trust fund or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The servicing agreement further provides that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicing agreement provides that the servicer will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The servicer may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the trust fund and the servicer will be entitled to be reimbursed out of funds otherwise payable to noteholders.

      Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the servicing agreement, provided that resulting entity meets the requirements set forth in the servicing agreement. In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights and delegate its duties and obligations under the servicing agreement to any person reasonably satisfactory to the enhancer and meeting the requirements set forth in the servicing agreement; provided, that consent to any assignment may not be unreasonably withheld. In the case of any assignment, the servicer will be released from its obligations under the servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Amendment

      The servicing agreement may be amended by the parties thereto, provided that any amendment be accompanied by a letter from each Rating Agency that the amendment will not result in the qualification, reduction or withdrawal of the rating then assigned to the notes, if determined without regard to the Policy, and provided further, that the consent of the enhancer and the indenture trustee shall be obtained.


                                      S-81





                      The Trust Agreement and the Indenture

      The following summary describes certain terms of the trust agreement and the indenture. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the trust agreement and the indenture. See "The Agreements" in the prospectus.

The Trust Fund

      Simultaneously with the issuance of the notes, the issuer will pledge the trust fund to the indenture trustee as collateral for the notes. As pledgee of the mortgage loans, the indenture trustee will be entitled to direct the issuer in the exercise of all rights and remedies of the trust fund against the sellers under the purchase agreement and against the servicer under the servicing agreement.

Reports To Noteholders

      The indenture trustee will, to the extent information is provided to it by the servicer pursuant to the terms of the servicing agreement, make available to each holder of the notes, at its address listed on the note register maintained with the indenture trustee, and each Rating Agency, the enhancer and the depositor, a report setting forth certain amounts relating to the notes for each payment date, including, among other things:

      (1) the amount of principal, if any, payable on that payment date to the holders of the notes;

      (2) the amount of interest payable on that payment date to the holders of the notes and the amount, if any, of Interest Shortfalls;

      (3) the Note Balance after giving effect to any payment of principal on that payment date;

      (4) the Principal Collections and Interest Collections for each Loan Group for the related Collection Period;

      (5) the aggregate principal balance of the mortgage loans in each Loan Group as of the end of the preceding Collection Period;

      (6) the balance of the Pre-Funding Account as of the end of the preceding Collection Period;

      (7) the balance of the Capitalized Interest Account as of the end of the preceding Collection Period;

      (8) the aggregate principal balance of all subsequent mortgage loans transferred pursuant to a subsequent transfer agreement since the closing date;

      (9) the Overcollateralization Amount as of the end of the preceding Collection Period; and

      (10)  the amount paid, if any, under the Policy for that payment date.

In the case of information furnished pursuant to clauses (1) and (2) above, the amounts will be expressed as a dollar amount per $25,000 in face amount of notes.

      The indenture trustee will make the reports to holders of the notes, and, at its option, any additional files containing the same information in an alternative format, available each month to holders of the notes, and other parties to the indenture via the indenture trustee's internet website. The indenture trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the indenture trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating they would like to receive a paper copy. The indenture trustee shall have the right to change the way the reports to holders of the notes are distributed in order to


                                      S-82





make the distribution more convenient and/or more accessible and the indenture trustee shall provide timely and adequate notification to all above parties regarding any changes.

Certain Covenants

      The indenture will provide that the issuer may not consolidate or merge with or into any other entity, unless:

      (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

      (2) the surviving entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture;

      (3) no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

      (4) the issuer has received consent of the enhancer and has been advised that the ratings of the notes, without regard to the Policy, then in effect would not be reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;

      (5) any action that is necessary to maintain the lien and security interest created by the indenture has been taken;

      (6) the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

      (7) the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

      The issuer will not, among other things:

      (1) except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

      (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

      (3) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

      (4) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof.

      The Issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus supplement.


                                      S-83





Events of Default; Rights Upon Event of Default

      An event of default under the indenture includes:

      (1) a default for five (5) days or more in the payment of any principal of or interest on any note;

      (2) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the issuer made in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate delivered pursuant to or in connection with the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the noteholders or the enhancer, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding voting rights of the notes or the enhancer, a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

      (3) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the issuer or any substantial part of the trust fund in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the trust fund, or ordering the winding-up or liquidation of the issuer's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

      (4) there occurs the commencement by the issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the trust fund, or the making by the issuer of any general assignment for the benefit of creditors, or the failure by the issuer generally to pay its debts as those debts become due, or the taking of any action by the issuer in furtherance of any of the foregoing.

      If an event of default with respect to the notes at the time outstanding occurs and is continuing, either the indenture trustee, acting on the direction of the holders of notes representing a majority of the aggregate voting rights, the enhancer, or the holders of notes representing a majority of the aggregate voting rights, with the written consent of the enhancer, may declare all notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the enhancer or the holders of notes representing a majority of the aggregate voting rights, with the written consent of the enhancer.

      If, following an event of default with respect to the notes, the notes have been declared to be due and payable, the indenture trustee, acting on the direction of the holders of notes representing a majority of the aggregate voting rights, with the written consent of the enhancer, notwithstanding any acceleration, may elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due


                                      S-84





if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

      o     all noteholders consent to the sale;

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes and to reimburse the enhancer at the date of the sale; or

      o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of notes representing 66 2/3% of the then aggregate voting rights and the enhancer.

      In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

      In the event the principal of the notes is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

      No noteholder generally will have any right under the indenture to institute any proceeding with respect to the indenture unless:

      (1) the holder previously has given to the indenture trustee written notice of default and the continuance thereof;

      (2) the holders of any notes evidencing not less than 25% of the aggregate voting rights of the notes:

            o have made written request upon the indenture trustee to institute the proceeding in its own name as indenture trustee thereunder; and

            o     have offered to the indenture trustee reasonable indemnity;

      (3) the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of the request and indemnity; and

      (4) no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the voting rights of the notes, except as otherwise provided for in the related agreement with respect to the enhancer.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the notes, unless the noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


                                      S-85





Voting Rights

      1% of the voting rights of the notes will be allocated to the Class A-IO notes and the remainder of the voting rights of the notes will be allocated to the other classes of notes in accordance with their respective Note Balances.

Amendment and Modification of Trust Agreement and Indenture

      The trust agreement may be amended from time to time by the parties thereto provided that any amendment be accompanied by an opinion of counsel addressed to the owner trustee and the enhancer to the effect that the amendment:

      o     complies with the provisions of the trust agreement; and

      o will not cause the trust fund to be subject to an entity level tax or any of the REMICs to fail to qualify as a REMIC.

      With the consent of the holders of a majority of the aggregate voting rights of the notes and the enhancer, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. However, without the consent of the holder of each outstanding note affected thereby and the enhancer, no supplemental indenture will:

      (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any note or any interest thereon is payable;

      (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

      (3) reduce the percentage of the aggregate voting rights of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

      (4) modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

      (5) decrease the percentage of the aggregate voting rights required to amend the sections of the indenture which specify the applicable percentage of the voting rights necessary to amend the indenture or certain other related agreements;

      (6) modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of such calculation; or

      (7) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

      The issuer and the indenture trustee may also enter into supplemental indentures, with the consent of the enhancer and without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in the indenture.


                                      S-86





Termination; Redemption of Notes

      The obligations created by the trust agreement, other than certain limited payment and notice obligations of the owner trustee and the depositor, respectively, will terminate upon the payment to the related securityholders, including the notes issued pursuant to the indenture, of all amounts held by the servicer and required to be paid to the securityholders and the payment of all amounts due and owing the enhancer under the insurance agreement following the earliest of:

      o the final distribution of all moneys or other property or proceeds of the trust fund in accordance with the terms of the indenture and the trust agreement;

      o     the Final Payment Date; or

      o the purchase by the servicer of all mortgage loans pursuant to the servicing agreement. See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement.

      The indenture will be discharged, except with respect to certain continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed pursuant to the indenture including, for as long as the notes are outstanding, all amounts payable under the Policy.

Certain Matters Regarding the Indenture Trustee and the Issuer

      Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the indenture or for errors in judgment; provided, however, that none of the indenture trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from any merger or consolidation will be the successor of the indenture trustee under the indenture.

                                 Use of Proceeds

      The proceeds from the sale of the notes will be used, together with the transfer of the certificates, to purchase the initial mortgage loans from the depositor and, subsequently, to purchase certain subsequent mortgage loans as described in this prospectus supplement.

                   Certain Legal Aspects of the Mortgage Loans

      A federal circuit court decision may adversely affect the indenture trustee's interest in the mortgage loans included in the trust fund even if the mortgage loans constitute chattel paper. In a federal court case in the Tenth Circuit, the court's decision included language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If the seller is subject to the federal bankruptcy code and becomes a debtor under the federal bankruptcy code, and a court were


                                      S-87





to follow the reasoning of the Tenth Circuit and apply that reasoning to chattel paper, noteholders could experience a delay in, or reduction of, distributions as to the mortgage loans that constitute chattel paper and were sold to the trust fund.

                   Material Federal Income Tax Considerations

      The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered under this prospectus supplement and the accompanying prospectus. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor. Orrick, Herrington & Sutcliffe LLP will render an opinion on the closing date to the effect that, assuming compliance with all provisions of the indenture, the trust agreement and the servicing agreement, for federal income tax purposes, the trust will qualify as three REMICs under the Internal Revenue Code, which shall be referred to as REMIC I, REMIC II and REMIC III.

            For federal income tax purposes:

      o the Class R-I certificates will constitute the sole class of "residual interests" in REMIC I;

      o the Class R-II certificates will constitute the sole class of "residual interests" in REMIC II;

      o the Class R-III certificates will constitute the sole class of "residual interests" in REMIC III; and

      o each class of notes will represent ownership of "regular interests" in REMIC III and will generally be treated as debt instruments of REMIC III.

See "Material Federal Income Tax Considerations" in the prospectus.

      For federal income tax purposes, the Class A-I notes and the Class A-II notes will not and the Class A-IO notes will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to 100% of the prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Considerations--General" and "--Taxation of Owners of REMIC and FASIT Regular Notes--Original Issue Discount" in the prospectus.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a noteholder, the amount of original issue discount allocable to that period would be zero and the noteholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those notes.

      Purchasers of the notes should be aware the Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Class A-II-1 notes. In the absence of other authority, the servicer intents to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such notes should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such notes for the purpose of preparing reports furnished to Noteholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such notes and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such notes even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-II-1 notes should be governed by some other method not yet set forth in regulations or


                                      S-88





should be treated as having been issued with original issue discount. Prospective purchasers of the Class A-II-1 notes are advised to consult their tax advisors concerning the tax treatment of such notes. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Notes--Original Issue Discount" in the Prospectus.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a note may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the noteholders and the Internal Revenue Service.

      Some of the classes of notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of notes will be treated as holding a note with amortizable bond premium will depend on the noteholder's purchase price and the distributions remaining to be made on the note at the time of its acquisition by the noteholder. Holders of those classes of notes should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations--Taxation of Owners of REMIC and FASIT Regular Notes" in the prospectus.

      The notes will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the notes will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the notes are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the notes, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in notes that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a note pursuant to the right of the servicer to repurchase the notes may adversely affect any REMIC that holds the notes if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "Material Federal Income Tax Considerations--Classification of REMICs and FASITs" in the prospectus.

      For further information regarding federal income tax Considerations of investing in the notes, see "Material Federal Income Tax Considerations" in the prospectus.

                        State and Other Tax Consequences

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the notes offered by this prospectus supplement and the accompanying prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.


                                      S-89





                              ERISA Considerations

      The notes are eligible for purchase by any Plan. Any fiduciary or other investor of Plan assets that proposes to acquire or hold the notes on behalf of or with assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment. See "ERISA Considerations" in the prospectus.

      Each purchaser of a note, by its acceptance of the note, shall be deemed to have represented that the acquisition and holding of the note by the purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

      The notes may not be purchased with the assets of a Plan if the underwriters, the depositor, the servicer, the indenture trustee, the owner trustee, the enhancer or any of their affiliates:

      o has investment or administrative discretion with respect to the Plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice regarding the Plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the Plan assets and will be based on the particular investment needs for the Plan; or

      o     is an employer maintaining or contributing to the Plan.

      On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA. The final 401(c) Regulations will take effect on July 5, 2001.

      The sale of any of the notes to a Plan is in no respect a representation by the issuer or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                Legal Investment

      The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in mortgage-related securities may not be legally authorized to invest in the notes. No representation is made herein as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in the notes. See "Legal Investment Matters" in the prospectus.

                                  Underwriting

      Subject to the terms and conditions set forth in the Underwriting Agreement, each underwriter has agreed to purchase, and the depositor has agreed to sell to each underwriter, the principal amount (or notional amount, in the case of the Class A-IO notes) of notes opposite its name in the table below:


                                      S-90





                    Bear, Stearns & Co.    First Union Securities,      Greenwich Capital       UBS Warburg LLC     Total
                            Inc.                     Inc.                 Markets, Inc.
Class A-I            $350,000,000             $50,000,000               $50,000,000            $50,000,000       $500,000,000

Class A-II-1         $34,585,600               $4,940,800               $4,940,800             $4,940,800         $49,408,000

Class A-II-2         $17,299,100               $2,471,300               $2,471,300             $2,471,300         $24,713,000

Class A-II-3         $16,892,400               $2,413,200               $2,413,200             $2,413,200         $24,132,000

Class A-II-4         $19,016,200               $2,716,600               $2,716,600             $2,716,600         $27,166,000

Class A-II-5          $6,447,000                $921,000                 $921,000               $921,000           $9,210,000

Class A-II-6         $10,759,700               $1,537,100               $1,537,100             $1,537,100         $15,371,000

Class A-IO           $65,000,000                   $0                       $0                     $0             $65,000,000

      The distribution of the notes by the underwriters may be effected from time to time in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately 101.56% of the aggregate Note Balance as of the closing date.

      The depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

      The underwriters intend to make a secondary market in the notes, but has no obligation to do so. There can be no assurance that a secondary market for the notes will develop, or if it does develop, that it will provide holders of the notes with liquidity of investment at any particular time or for the life of the notes. The notes will not be listed on any securities exchange.

      Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from either underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the depositor or the applicable underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

      Until 90 days from the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Experts

      The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                      S-91





                                  Legal Matters

      Certain legal matters with respect to the notes will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York and for the underwriter by Morgan, Lewis & Bockius LLP, New York, New York.

                                     Ratings

      It is a condition to issuance of the notes that they be rated "Aaa" by Moody's Investors Service, Inc., or Moody's, "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's and "AAA" by Fitch, Inc. or Fitch. The depositor has not requested a rating on the notes by any rating agency other than Moody's, Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the notes or, if it does, what rating would be assigned by any other rating agency. Any rating on the notes by another rating agency could be lower than the ratings assigned to the notes by Moody's, Standard & Poor's and Fitch. A securities rating addresses the likelihood of the receipt by the holders of the notes of distributions on the mortgage loans. The rating takes into consideration the structural and legal aspects associated with the certificates and the notes, but does not address Interest Shortfalls. The ratings do not constitute statements regarding the possibility that the holders of the Class A-I notes and the Class A-II notes might realize a lower than anticipated yield or the holders of the Class A-IO notes may fail to recover fully their initial investments. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


                                      S-92





                                   Appendix A

                                [Form of Policy]

OBLIGATIONS:     $[                        ]       POLICY NUMBER: [            ]
                   ------------------------                        ------------

      MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Amount will be received from the Insurer by Wells Fargo Bank Minnesota, N.A. or its successors, as indenture trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Amount. The Insurer's obligations hereunder with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Amounts will be paid only at the time set forth in the Policy, and no accelerated Insured Amounts will be made regardless of any acceleration of the Obligations, unless the acceleration is at the sole option of the Insurer.

      Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the trust fund or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), Interest Shortfalls or Relief Act Shortfalls.

      The Insurer will pay any Insured Amount that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

      The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.


                                      A-1





      Insured Amounts due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Amount and legally available therefor.

      The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

      Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

      As used herein, the following terms shall have the following meanings:

      "Agreement" means the indenture dated as of March 29, 2001, among the GMACM Home Equity Loan Trust 2001-HE1, as Issuer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

      "Business Day" means any day other than (a) a Saturday or a Sunday (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

      "Deficiency Amount" means (a) with respect to any Payment Date, the amount by which the aggregate amount of accrued interest on the Obligations (excluding any Relief Act Shortfalls for such Payment Date) at the respective Note Rates on such Payment Date exceeds the amount on deposit in the Note Payment Account available for interest distributions on such Payment Date and (b)(i) with respect to any Payment Date that is not the Final Payment Date, any Liquidation Loss Amount for such Payment Date, to the extent not distributed as part of in the Liquidation Loss Distribution Amount on such Payment Date or a reduction in the overcollateralization amount or (ii) on the Final Payment Date, the aggregate outstanding balance of the Obligations to the extent otherwise not paid on such date.

      "Insured Amount" means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

      "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

      "Owner" means each noteholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable notes to payment thereunder.

      "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.


                                      A-2





      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

      Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

      The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

      THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

      The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

      IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this [_______] day of [________], [________].

                                  MBIA Insurance Corporation

                                  By
                                     ------------------------------------------

                                  Title
                                        ---------------------------------------

Attest:

By
  -------------------------------
  Secretary


                                      A-3





                                    EXHIBIT A

                           TO NOTE GUARANTY INSURANCE
                          POLICY NUMBER: [___________]

                           NOTICE UNDER NOTE GUARANTY
                     INSURANCE POLICY NUMBER: [___________]

State Street Bank and Trust Company, N.A., as Fiscal Agent
     for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY  10006
Attention:  Municipal Registrar and
     Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

      The undersigned, a duly authorized officer of [NAME OF INDENTURE TRUSTEE], as indenture trustee (the "Indenture Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Note Guaranty Insurance Policy Number: [---] (the "Policy") issued by the Insurer in respect of the $[ ] GMACM Home Equity Loan-Backed Notes, Series 2001-HE1 (the "Obligations"), that:

            (a) the Indenture Trustee is the indenture trustee under the Servicing Agreement, dated as of March 29, 2001, among GMAC Home Equity Loan Trust 2001-HE1, as Issuer, GMAC Mortgage Corporation, as Servicer, and the Indenture Trustee, as indenture trustee for the Owners;

            (b) the amount due under clause (a) of the definition of Deficiency Amount for any Payment Date occurring on [___________] (the "Applicable Payment Date") is $[___________];

            (c) the amount due under clause (b) of the definition of Deficiency Amount for the Applicable Payment Date is $[___________];

            (d) the sum of the amounts listed in paragraphs (b) and (c) above is $[___________] (the "Deficiency Amount");

            (e) the amount previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $[___________] (the "Preference Amount");

            (f) the total Insured Amount due is $[___________], which amount equals the sum of the Deficiency Amount and the Preference Amount;

            (g) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Amount set forth in (d) above to be applied to the payment of the Deficiency Amount for the Applicable Payment Date in accordance with the Agreement and for the dollar amount of the Insured Amount set forth in (e) above to be applied to the payment of any Preference Amount; and


                                      A-4





            (h) the Indenture Trustee directs that payment of the Insured Amount be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:
      [INDENTURE TRUSTEE'S ACCOUNT NUMBER].

      Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

      IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice under the Policy as of the [___] day of [___________], [_____].

                              [NAME OF INDENTURE TRUSTEE], as Indenture Trustee

                              By
                                 -----------------------------------------------

                              Title
                                    --------------------------------------------


                                      A-5








                                  $650,000,000
                           GMAC MORTGAGE CORPORATION
                              SELLER AND SERVICER
                     GMACM HOME EQUITY LOAN TRUST 2001-HE1
                                     ISSUER
                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR
              GMACM HOME EQUITY LOAN-BACKED NOTES, SERIES 2001-HE1

                        -------------------------------
                             PROSPECTUS SUPPLEMENT
                        -------------------------------

                                  UNDERWRITERS

                            BEAR, STEARNS & CO. INC.
                          FIRST UNION SECURITIES, INC.
                        GREENWICH CAPITAL MARKETS, INC.
                                UBS WARBURG LLC

No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes offered hereby, nor an offer of the notes in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this prospectus supplement or the prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.

Until June 21, 2001, all dealers selling the notes, whether or not participating in this distribution, will deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.


                         STATEMENT OF DIFFERENCES

   The registered trademark symbol shall be expressed as.........'r'